EXHIBIT 10.18

CONSTRUCTION LOAN AGREEMENT

by and between

GGT CRESCENT CROSSTOWN FL VENTURE, LLC,

a Delaware limited liability company

as Borrower

and

U.S. BANK NATIONAL ASSOCIATION,

a national banking association,

as Bank

Dated: March 27, 2012

i

(continued)

(continued)

(continued)

EXHIBITS

EXHIBIT A	FORM OF APPROVED RESIDENTIAL LEASE

EXHIBIT B-1	BORROWER’S DRAW REQUEST

EXHIBIT B-2	DRAW REQUEST CERTIFICATION

EXHIBIT B-3	BORROWER’S FORM OF LETTER OF REQUEST

EXHIBIT B-4	BUDGET

EXHIBIT B-5	CONTRACTOR PARTIAL LIEN RELEASE

EXHIBIT C	RESERVED

EXHIBIT D	LEGAL DESCRIPTION

EXHIBIT E	RESERVED

EXHIBIT F	SWORN CONSTRUCTION COST STATEMENT

EXHIBIT G	INSURANCE REQUIREMENTS

EXHIBIT H	OWNERSHIP CHART

EXHIBIT I	LOAN TO VALUE RATIO AND LIQUIDITY COMPLIANCE CERTIFICATE

v

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (this “Agreement”) is made and entered into this 27th day of March, 2012, by and between GGT CRESCENT CROSSTOWN FL VENTURE, LLC, a Delaware limited liability company (the “Borrower”), and, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).

Borrower has requested that the Bank provide the Loan (as hereinafter defined) to Borrower in the principal sum of up to $26,736,443.00 for the purpose of financing the acquisition of the Land (as hereinafter defined), certain costs related to the construction of the Improvements (as hereinafter defined), in accordance with the Budget (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Advances (as hereinafter defined) to be made by Bank pursuant to this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS:

For purposes of this Agreement, the following terms shall have the following respective meanings, unless the context hereof clearly requires otherwise:

“Accessibility Regulation”: Any federal, state or local law, statute, code, ordinance, rule, regulation or requirement, including, without limitation, under the United States Americans With Disabilities Act of 1990, as amended (the “ADA”), relating to accessibility to facilities or properties for disabled, handicapped and/or physically challenged persons, or other persons covered by the ADA.

“Advances”: Means (i) any portion of the Loan advanced by Bank to or for the benefit of Borrower in accordance with Section 1.1 of this Agreement; (ii) any advance by Bank to protect the Project or the lien of the Loan Documents, including Protective Advances; and (iii) any other advance by Bank required or permitted under this Agreement.

“Affiliate”: As to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. With respect to Borrower and Guarantor, a Person shall be deemed to control another Person if the controlling Person owns (i) 10% or more of voting securities (or other ownership interests) of the controlled Person, (ii) or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. With respect to Bank, a Person shall be deemed to control another Person if the controlling Person (i) owns more than 10% of voting securities (or other ownership interests) of the controlled Person, or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement”: This Construction Loan Agreement, including any amendments hereof and supplements hereto executed by Borrower, or otherwise required hereunder, and consented to by the Guarantor.

“Anti-Terrorism Laws”: Any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Law administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

“Apartment Unit”: Each one or two or three bedroom residential dwelling unit in the buildings forming a part of the Improvements. The Project (as hereinafter defined) is to include fifteen (15) buildings containing three hundred forty-four (344) Apartment Units.

“Approved Residential Lease”: The form attached hereto as Exhibit A, or such other form as may be approved in writing by Bank from time to time hereafter.

“Architect’s Agreement”: That certain agreement dated March 30, 2011, between Borrower (by assignment from Crescent Resources, LLC) and the Project Architect for design of the construction work with respect to the Improvements and other services related to the same.

“Assignment and Subordination of Development Agreement”: That certain Assignment and Subordination of Development Agreement by and among Crescent Development, LLC, Borrower and Bank, dated as of the date hereof, together with all supplements, amendments and/or modifications thereto hereafter entered into.

“Assignment and Subordination of Management Agreement”: That certain Assignment and Subordination of Management Agreement by and among Property Manager, Borrower and Bank, dated as of the date hereof, together with all supplements, amendments and/or modifications thereto hereafter entered into.

“Assignment of Construction and Development Documents”: That certain Assignment of Construction and Development Documents from Borrower to Bank dated on or about the date hereof, together with all supplements, amendments and/or modifications thereto hereafter entered into.

“Assignment of Hedging Transaction”: An assignment by Borrower to Bank of a security interest in all of Borrower’s right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to a Hedging Transaction, including without limitation, any and all Hedging Documents, which assignment shall be in form and substance reasonably acceptable to Bank, together with all supplements, amendments and/or modifications thereto hereafter entered into.

“Assignment of Leases”: That certain Assignment of Leases and Rents dated the date hereof from Borrower to Bank with respect to the Loan, together with all supplements, amendments and/or modifications thereto hereafter entered into.

“Bank Approved Appraisal”: An appraisal meeting the Required Appraisal Standard (as hereinafter defined).

“Bank-Provided Hedging Transaction”: A Hedging Transaction which is provided by Bank or its Affiliate.

“Blocked Person”: As that term is defined in Section 4.28(b) below.

“Borrower”: As that term is defined in the introductory paragraph hereof.

“Borrower’s Equity”: The minimum sum of Ten Million Three Hundred Ninety-Seven Thousand Five Hundred Five and No/100 Dollars ($10,397,505.00) to be contributed by Borrower to the Project as provided in this Agreement, with any such amounts not paid in cash on the Closing Date evidenced to Bank as being contributed to the Project by Borrower prior to the initial Advance and in all cases subject to Bank’s review and approval of the same. Borrower’s Equity shall not include (i) sums paid by Borrower to a Related Party with the exception of (A) the Development Fee or other Budget line item to the extent any portion of the Development Fee or other Budget line item is not reimbursed to Borrower with an Advance, and (B) payments made to the General Contractor pursuant to the Budget in conformance with the terms of the General Contract, and (ii) sums paid by Borrower from the proceeds of any Advance.

“Borrower’s Organizational Documents”: Means the Certificate of Formation of Borrower dated as of February 28, 2012, and Borrower’s Limited Liability Company Agreement dated as of March 27, 2012, including any amendments thereof and supplements thereto.

“Budget”: An itemized certified statement of actual and estimated costs to be incurred by Borrower with respect to acquisition of the Land, the closing of the Loan, the construction of the Improvements, and other non-construction costs relating to the Project as set forth in Exhibit B-4 attached hereto and made a part hereof, signed and sworn to by Borrower, as the same may be amended or supplemented with the prior approval of Bank from time to time.

“Business Day”: Any day other than a Saturday, a Sunday, or a legal holiday on which Bank is not open for business.

“Capitalized Lease Obligations”: Any obligation of Borrower to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of Borrower at the time incurred; and for purposes of this Agreement the amount of each Capitalized Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents”: Means and includes, on any day: (a) any evidence of debt issued by the United States government, or guaranteed as to the timely payment of principal and interest by the United States government, and maturing twelve (12) months or less after that day; (b) commercial paper issued by a corporation (other than a corporation in which Guarantor has a direct or indirect interest) organized under the laws of any state of the United States of America or of the District of Columbia, rated A-1 by Standard and Poor’s Ratings Service or the equivalent rating by another nationally-recognized ratings service acceptable to Bank and having a stated maturity date nine (9) months or less after its issue date; (c) any certificate of deposit or banker’s acceptance issued by a commercial bank that is a member of the Federal Reserve System and has a combined unimpaired capital and surplus and unimpaired undivided profits of not less than Five Hundred Million Dollars ($500,000,000), and maturing not more than twelve (12) months after that day; and (d) any repurchase agreement (i) entered into with any Federal Reserve System member commercial bank of the size referred to in clause (c) above and (ii) secured by any obligation of the type described in any of clauses (a)-(c) above and (iii) having a market value on its date of at least one hundred percent (100%) of the repurchase obligation of that commercial bank.

“Closing Date”: Means March 27, 2012.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral”: Means (a) all of the collateral covered by the Mortgage, this Agreement or any other Loan Document, and (b) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

“Commencement Date”: Means a date not later than thirty (30) days after the Closing Date, April 26, 2012.

“Commitment”: Means an amount not to exceed Twenty-Six Million Seven Hundred Thirty-Six Thousand Four Hundred Forty-Three and No/100 Dollars ($26,736,443.00). Such Commitment shall be reduced by any principal payments made by or on behalf of Borrower or any principal reductions otherwise required under and pursuant to the Loan Documents. For the avoidance of doubt, any principal amount repaid may not be reborrowed.

“Completion”: (a) Completion shall mean that (i) such portion of the Improvements are completed substantially in accordance with the Plans, as approved by Bank, paid for in full, free of all mechanics’, labor, materialmen’s and other similar lien claims, and completion has been certified by the Project Architect and approved by the Inspecting Architect; (ii) a certificate of substantial completion for such Improvements has been signed by Borrower and the Project Architect and delivered to Bank; (iii) Bank has received acceptable evidence that all Governmental Requirements and all private restrictions and covenants relating to such Improvements have been complied with or satisfied and that unconditional certificates of occupancy for such Improvements (including, without limitation, each of the buildings) have been issued by all appropriate governmental authorities; and (iv) the requirements in Section 5.8 have been satisfied.

“Completion Date”: Means the date that is twenty-one (21) months from the Closing Date. The Completion Date shall be subject to extensions for delays resulting from Force Majeure (as defined herein), provided that Borrower provides written notice to Bank immediately upon becoming aware of the occurrence of any Force Majeure condition and provided further that the aggregate period of any and all such Force Majeure delays shall not exceed thirty (30) days.

“Consultants”: Third party experts retained by Bank to assist it in connection with closing, advancing, disbursing or administering the Loan.

“Contingency Reserve”: A reserve of Loan proceeds to pay costs of the Project which are in excess of the amounts thereof anticipated on the date hereof, whether as a result of price increases, changes in the Plans or otherwise, the initial amount of which shall be $250,000.00 for soft costs and $908,356.00 for hard costs.

“Contingent Monetary Liability”: With respect to either (i) Borrower, or (ii) the Guarantor and its Subsidiaries, as the case may be, all of any such Person’s liabilities and obligations for moneys borrowed or payments of moneys owed on claims which have been liquidated in amounts, which are contingent upon and will not mature unless and until the occurrence of some event or circumstance, including but not limited to such Person’s liability under or with regard to guaranties and indemnities, purchase agreements, letters of credit, and recourse indebtedness on projects sold to other Persons.

“Contractor”: Any person, party or entity which has a contract or subcontract under which payment may be required for any work done, material supplied or services furnished in connection with acquiring, constructing, financing, equipping and/or developing the Project.

“Control”: Means the power to direct or cause the direction of the management and policies of a Restricted Party or any other Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“County”: Means Hillsborough County, Florida.

“Debt Service”: Means, at the date of the determination thereof at the end of any such period, the sum of all principal and interest payments that would be due and payable over a twelve (12) month period with respect to a loan in the principal amount equal to the Commitment, assuming (i) a thirty (30) year mortgage amortization period and (ii) an interest rate per annum equal to the greater of (x) seven percent (7.00%) or (y) the then current ten (10) year Treasury Rate plus two hundred fifty (250) basis points (2.50%).

“Debt Service Coverage Ratio”: The ratio of (i) Net Operating Income divided by (ii) Debt Service.

“Debt Service Coverage Ratio Requirement”: For the purpose of Section 1.10, the First Option Debt Service Coverage Ratio Requirement as that term is defined in Section 1.10(h), and for the purpose of Section 1.11, the Second Option Debt Service Coverage Ratio Requirement as that term is defined in Section 1.11(g).

“Default”: Any event which, with the giving of notice to Borrower or the lapse of time, or both, would constitute an Event of Default.

“Default Rate”: The lesser of five percent (5%) per annum in excess of the Loan Rate or the maximum lawful rate of interest which may be charged, if any.

“Development Agreement”: That certain Development Agreement dated March 27, 2012, between Borrower and Crescent Development, LLC for development, design, construction and marketing work with respect to the Project and other services related to the same, as amended from time to time.

“Development Fee”: A development fee payable to Crescent Development, LLC in the amount of $1,108,000.00, to be advanced pursuant to the provisions of Section 3.10 hereof.

“Draw Request”: A spreadsheet summary of the Budget, provided by Borrower for an Advance of Loan proceeds under this Agreement in the form of Exhibit B-1 attached hereto, together with a Draw Request Certification.

“Draw Request Certification”: A certification from Borrower to accompany all Advances for Loan proceeds under this Agreement, in the form of Exhibit B-2 attached hereto.

“Environmental Audit”: Means, collectively, the Phase I Environmental Site Assessment prepared by Environmental Consulting Technology, Inc. dated February 2012, as the same may be updated and certified to Bank by that certain reliance letter delivered in connection with the closing.

“Environmental Law”: Means all federal, state, regional, county and local statutes, regulations, ordinances, rules, regulations and policies, all court and administrative orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever, including but not limited to those relating to the presence, manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Substances; air, water (including surface water, groundwater, and stormwater) or soil (including subsoil) contamination or pollution; the presence or Release of Hazardous Substances, protection of wildlife, endangered species, wetlands or natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing, including, without limitation, the following statutes, and regulations adopted thereunder: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation Recovery Act and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq. (“TSCA”); the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Occupational Safety and Health Act, 19 U.S.C. § 6251 et seq., as each of the foregoing may be amended from time to time.

“Environmental Liability”: Any claim, demand, obligation, cause of action, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, diminution in value or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the presence or use of Hazardous Substances, the violation, or alleged violation of any Environmental Law, or the imposition of any Environmental Lien.

“Environmental Lien”: A Security Interest in favor of any third party for: (a) any liability under an Environmental Law; or (b) damages arising from or costs incurred by such third party in response to a Release or threatened Release of any Hazardous Substance or constituent into the environment.

“Equipment”: All furniture, fixtures, equipment and personal property owned by Borrower and located or to be located in or on, and used in connection with the management, maintenance or operation of, the Land and the Improvements.

“ERISA”: The Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) which is a member of a group of which Borrower or any Subsidiaries is a member and which is under common control within the meaning of Section 414 of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Event of Default”: As that term is defined in Section 6.1 hereof.

“Excluded Taxes”: Means, in the case of Bank (or any applicable Lending Installation), taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which Bank is incorporated or organized or (b) the jurisdiction in which the Bank’s principal executive office or Bank’s applicable Lending Installation is located.

“Extension Fee”: A non-returnable fee in the amount of twenty-five (25) basis points of the Commitment amount payable in accordance with Section 1.10(c) and Section 1.11(b) hereof.

“Fees”: The Loan Fee, each Extension Fee and any other fees now or hereafter due and payable by Borrower in accordance with any or all of the Loan Documents.

“First Lien Credit Agreement”: Means that certain First Lien Credit Agreement dated as of June 9, 2010 among the Lenders (as defined therein), Guarantor, as Borrower, Crescent Holdings, LLC and the Subsidiary Guarantors (as defined therein), as modified, amended, extended, supplemented, restated or replaced from time to time.

“First Option Maturity Date”: As set forth in Section 1.10, shall be the date twelve (12) months after the Initial Maturity Date.

“Fiscal Year”: The period of January 1 of any year through December 31 of such year.

“Force Majeure”: Any act of God; strikes, shortage or unavailability of labor or materials; lockouts or labor difficulty, explosion; sabotage; accident; riot or civil commotion; act of war; fire or other casualty; legal requirements; and causes beyond the reasonable control of Borrower.

“GAAP”: Generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the financial statements delivered to Bank pursuant to Article V. Whenever any accounting term is used herein and is not otherwise defined, it shall be interpreted in accordance with GAAP.

“General Contract”: Agreement dated March 22, 2012, by and between Borrower and General Contractor (as hereinafter defined), with a guaranteed maximum price of $24,900,000.00 for the construction of the Project.

“General Contractor”: Crescent Multifamily Construction, LLC, a Delaware limited liability company.

“Governmental Authority”: Any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Governmental Requirements”: All Laws, statutes, codes, ordinances, and governmental rules, regulations and requirements of a Governmental Authority applicable to Borrower, Guarantor, Bank or the Project, including without limitation Environmental Laws, and the requirements of the ADA, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Project or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Project or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Guarantor”: Means Crescent Resources, LLC, a Georgia limited liability company, and any additional guarantor accepted by Bank in accordance with Section 6.2 of this Agreement and any replacement guarantor accepted by Bank in accordance with Article X of this Agreement.

“Guarantor Loan to Value Ratio”: Means the Loan to Value Ratio as defined in Section 1.01 of the First Lien Credit Agreement.

“Guarantor Subsidiaries”: Means each directly owned Subsidiary of Guarantor.

“Guarantor’s Organizational Documents”: Means the Articles of Organization filed with the Georgia Secretary of State on December 31, 2000, the Amended and Restated Articles of Organization of Guarantor filed with the Georgia Secretary of State on September 8, 2006, and the Guarantor’s Third Amended and Restated Limited Liability Company Agreement dated as of June 9, 2010.

“Guaranty”, or collectively “Guaranties”: Collectively, (i) that certain Agreement of Guaranty and Suretyship (Payment), together with all supplements, amendments and/or modifications thereto (the “Payment Guaranty”), (ii) that certain Agreement of Guaranty and Suretyship (Completion), together with all supplements, amendments and/or modifications thereto, and (iii) that certain Recourse Carve-Out Guaranty, together with all supplements, amendments and/or modifications thereto, each of even date herewith given by Guarantor for the benefit of Bank, together with all supplements, amendments and/or modifications thereto.

“Hazardous Substance(s)”: Means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is defined or regulated under any Environmental Law, and includes, without limitation, (a) mold, asbestos, polychlorinated biphenyls, and petroleum (including petroleum products or derivatives, crude oil or any fraction thereof), and (b) any material classified or regulated as “hazardous waste” pursuant to RCRA.

“Hedging Documents”: The following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Bank: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. (or replacement agreement that is generally accepted in the industry), and related schedule and confirmation; (b) a confirmation under the foregoing, if applicable; (c) any guaranty of payment as may be required by the transaction; (d) if Borrower (or its Affiliate) is anything other than a natural person, evidence of due authorization to enter into transactions contemplated thereunder, together with evidence of due authorization and execution thereof; and for a Bank-Provided Hedging Transaction only, such other title endorsements, documents, instruments and agreements as Bank may require, including a swap endorsement to the Title Policy in form and substance satisfactory to Bank.

“Hedging Obligations”: All obligations and liabilities of Borrower in respect of any Hedging Transaction, including any fee, charge or other amounts due to a Bank as a consequence of a default under, and/or early termination of, a Hedging Transaction.

“Hedging Transaction”: Any transaction that is an interest rate swap, cap, collar, floor, option or forward transaction, including but not limited to any commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options or any other similar transactions, or other types of foreign exchange or derivative transaction agreements, or any other similar transaction that: (i) is evidenced by Hedging Documents, (ii) is in a notional amount not to exceed the maximum amount available to Borrower under the Commitment at the time such transaction is entered into and (iii) is entered into for hedging (rather than speculative) purposes.

“Improvements”: The buildings and improvements consisting generally of fifteen (15) buildings containing three hundred forty-four (344) Apartment Units and club house, including, without limitation, all site work, landscaping, parking areas, access drives, office, detached garages and common area, which are to be placed or constructed upon, above or below, the Land.

“In Balance”: As that term is defined in Section 3.5.

“Indebtedness”: In all cases without duplication, all items of indebtedness or liability of Borrower or Guarantor other than the Obligations, at any time which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of Borrower or Guarantor as of the date of determination, including: (a) indebtedness for borrowed money; (b) Capitalized Lease Obligations; (c) obligations under direct or indirect guaranties of indebtedness or obligations of others referred to in clause (a) or (b) above; (d) any indebtedness secured by any Security Interest on the property of such entity; (e) liabilities in respect of unfunded vested benefits under any Plan for which the minimum funding standards of Section 302 of ERISA have not been met; and (f) Contingent Monetary Liabilities.

“Indemnified Parties”: As that term is defined in Section 9.2(b) hereof.

“Indemnity: The Indemnification Agreement of even date herewith executed by Borrower and Guarantor, including any amendments thereof and supplements thereto executed by Borrower, Guarantor and Bank.

“Initial Appraisal”: The Appraisal dated February 10, 2012, by CBRE Valuation & Advisory Services, addressed to the Bank.

“Initial Maturity Date”: Means the date thirty-six (36) months from the Closing Date, March 27, 2015.

“Inspecting Architect”: Newbanks Inc./Orlando, and/or any other independent architect, engineer or consultant selected by Bank.

“Interest Reserve”: A portion of the proceeds of the Loan allocated to pay interest on the Loan through Completion of the Improvements, the initial amount of which shall be $709,933.00.

“Land”: Means the real property more specifically described on Exhibit D, attached hereto and made a part hereof by this reference.

“Laws”: Means all federal, state and local laws, statutes, codes, ordinances, rules and regulations, including judicial opinions and executive authorities in the applicable jurisdiction.

“Lease”: Any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Project, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lending Installation”: Means, with respect to Bank, the office, branch, subsidiary or affiliate of Bank listed on the signature pages hereof or otherwise selected by Bank.

“LIBOR Based Rate”: For any day, a rate of interest per annum equal to the sum of (i) the LIBOR Rate in effect on such day plus (ii) the LIBOR Margin.

“LIBOR Breakage Costs”: Any loss or expense which Bank sustains or incurs as a consequence of (i) any prepayment (whether voluntary, involuntary or required pursuant to the terms hereof) of the Loan on a day that is not a Reprice Date (as hereinafter defined) or (ii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the interest rate from a LIBOR Based Rate to an alternate index selected by Bank as more particularly set forth in Section 1.4 hereof with respect to the outstanding principal balance of the Loan on a date other than a Reprice Date, all including, without limitation, such loss or expenses arising from interest or fees payable by Bank to lenders of funds obtained by it in order to maintain a LIBOR Based Rate Loan hereunder.

“LIBOR Margin”: Shall mean two hundred fifty (250) basis points (2.50%).

“LIBOR Rate”: For each calendar month during the term of this Agreement, the one-month LIBOR Rate quoted by Bank from Reuters Screen LIBOR01 Page or any successor thereto designated by Bank, which shall be that one-month LIBOR Rate in effect two (2) New York Banking Days prior to the Reprice Date adjusted for any reserve requirement and any subsequent costs arising from a change in government regulations, such rate rounded up to the nearest one-sixteenth percent and such rate to be reset monthly on each Reprice Date. The Term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term “Reprice Date” means the first day of each month. If the initial Advance occurs other than on the Reprice Date, then the initial one-month LIBOR Rate shall be that one-month LIBOR Rate quoted by Bank two (2) New York Banking Days prior to the date of the initial Advance, which rate plus the LIBOR Margin shall be in effect until the next Reprice Date. Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

“Liens”: Means any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise, but excluding liens for ad valorem taxes that are not delinquent), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Project or any interest therein, or any direct or indirect interest in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialman’s, construction and other similar Liens and encumbrances.

“Liquidity”: Means, on any day, Guarantor’s unrestricted cash and Cash Equivalents (including unrestricted cash and Cash Equivalents of Guarantor Subsidiaries, but only to the extent the unrestricted cash and Cash Equivalents of Guarantor Subsidiaries are included on Guarantor’s balance sheet that is prepared in accordance with GAAP (or another accounting basis reasonably acceptable to Bank), plus the aggregate availability under any committed financing of Guarantor, .

“Loan”: Means collectively, the loan of the proceeds of the Note by Bank to Borrower in Advances to be made pursuant to the terms of this Agreement in the maximum aggregate principal amount of not to exceed the Commitment.

“Loan Documents”: All documents now or hereafter entered into which evidence, secure and/or govern the Loan and/or any of the Obligations, including, but not limited to, this Agreement, the Note, the Mortgage, the Guaranties, the Indemnity, the Assignment of Leases, the Assignment of Construction and Development Documents, the Assignment and Subordination of Management Agreement, the Assignment and Subordination of Development Agreement, an assignment of Borrower’s interest in the General Contract, the Plans, and rights related thereto, and any documents, agreements or instruments entered into by Borrower and/or the Guarantor with respect to the Loan and/or any Bank-Provided Hedging Transaction, and any amendments, modifications, restatements and/or supplements thereto.

“Loan Fee”: A non-refundable fee in the amount of $133,682.00.

“Loan Rate”: The LIBOR Based Rate, unless the Loan must bear interest at a rate that is determined other than by LIBOR, in which event the Loan Rate shall, at Bank’s election, be based on an alternate index reasonably comparable to that of LIBOR sufficient to generate a return substantially the same as that contemplated hereby.

“Loan to Value Ratio and Liquidity Compliance Certificate”: Has the meaning set forth in Section 5.13(g) hereof and is in the form of Exhibit I, attached hereto and made a part hereof.

“Loan to Value Requirement”: The sum of (i) the then existing outstanding principal balance of the Loan, and (ii) the remaining unfunded amount of the Commitment to which Borrower may be entitled to Advances pursuant to the terms of this Agreement, shall be (A) for purposes of Section 1.10 and Section 1.11 less than or equal to seventy percent (70%) of the “as is” value of the Project, and (B) for purposes of Section 5.12 less than or equal to seventy percent (70%) of the “as-stabilized” value of the Project.

“Material Adverse Occurrence”: Any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which Bank shall reasonably determine could materially adversely affect the then present or prospective financial condition or operations of Borrower or Guarantor, the value of the Project or any other material Collateral securing repayment of the Loan, or impair the ability of Borrower or Guarantor to perform its obligations as and when required under any of the Loan Documents, as determined by Bank in its sole but reasonable discretion.

“Maturity Date”: Means the Initial Maturity Date, subject to being extended as set forth in Section 1.10 and Section 1.11 below.

“Monthly Principal Installments”: Shall have the meaning set forth in Section 1.10 and Section 1.11 below.

“Mortgage”: The Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, encumbering the Project, executed by Borrower in favor of Bank to secure the Loan, including any amendments, modifications and/or supplements thereto.

“Net Operating Income”: Shall be calculated and adjusted by Bank in its sole discretion as follows: the annualized sum of (a) the actual cash revenue received for the preceding three (3) month period from or in connection with leases currently in place for the Project (including, without limitation, rents, expense reimbursements (excluding any expense reimbursed from an Advance), interest income and forfeited security deposits but excluding Tenants in bankruptcy (even if current) for the three (3) month period preceding the date of determination less (b) the Operating Expenses for the three (3) month period preceding the date of determination

“Note”: The Promissory Note of even date herewith, executed and delivered by Borrower to the order of Bank, in the original principal amount of the Commitment, including any amendments and/or restatements thereof and supplements thereto executed by Borrower and Bank.

“Obligations”: Collectively: (i) Borrower’s obligations for the payment of the Loan, interest and other charges, and all Fees and all Hedging Obligations; (ii) the performance of all other obligations of Borrower contained herein; (iii) the payment and performance of each and every obligation of Borrower and Guarantor contained in any other Loan Document; and (iv) the performance of each and every obligation of Borrower and Guarantor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part hereof, the Note or any other Loan Document.

“Operating Budget”: A detailed listing of all anticipated annual income and expenses from and for managing, maintaining and operating the Project (or any portion thereof) for its first full or partial Fiscal Year and for each succeeding Fiscal Year of operation, prepared by Borrower and in form and substance acceptable to Bank.

“Operating Deficits”: The amount of the deficit, if any, resulting from actual cash expenses for operations, as approved by Bank, exceeding actual cash receipts from operations for any calendar month. For purposes of calculating Operating Deficits, cash expenses shall not include any construction or development related costs or expenses that have been or will be funded through any Advance.

“Operating Deficits Reserve”: The amount of $110,000.00 that will be used for funding Operating Deficits as requested by Borrower in accordance with Section 3.2 below.

“Operating Expenses”: means actual operating expenses of the Project paid in cash by Borrower during such period, other than those operating expenses included in the Budget that are paid from Advances made by Bank to Borrower pursuant to this Agreement, which shall include among other expenses a minimum four percent (4.0%) management fee and $250.00 per unit replacement reserve for each Apartment Unit to the extent such amounts have not been actually paid in cash.

“Operating Statement”: For any period, a current, detailed statement of income and expenses from and for managing, maintaining and operating the Project for such period, in form and substance acceptable to Bank, certified as true, correct and complete by the chief financial officer of Borrower, and expressly showing all variations from the Operating Budget for the period covered thereof.

“Other Taxes”: Means any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution or delivery of, or otherwise with respect to, this Agreement or the Note.

“PBGC”: The Pension Benefit Guaranty Corporation or any successor board, authority, agency, officer or official of the United States administering the principal functions assigned on the date hereof to the Pension Benefit Guaranty Corporation under ERISA.

“Permitted Encumbrances”: The Liens, charges and encumbrances on title to the Land listed on Schedule B to the Title Policy on the Closing Date, approved by Bank and such other matters of title thereafter approved by Bank in writing.

“Person”: An individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Plan”: Each employee benefit plan covered by Title IV of ERISA whether now in existence or hereafter instituted, of Borrower or any ERISA Affiliate.

“Plans”: The final construction plans for the Improvements, including drawings, specifications, details and manuals, as approved by Bank, and by the applicable Governmental Authority responsible for reviewing and approving construction plans for compliance with applicable Governmental Requirements, approved by Bank.

“Project”: The Land, the Improvements and the Equipment.

“Project Architect”: The Preston Partnership, LLC, selected by Borrower.

“Property Management Agreement”: The Amended and Restated Master Property Management and Leasing Agreement dated August 9, 2011, by and between the Property Manager and Global Growth Trust, Inc., a Maryland corporation, and Global Growth, LP, a Delaware limited partnership, and various subsidiaries thereof, as entered into by Borrower by Joinder dated March 27, 2012, as the same may be amended or modified from time to time.

“Property Manager”: Means CNL Global Growth Managers, LLC, a Delaware limited liability company, and any successor property manager approved by Bank.

“Protective Advance”: All necessary costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Bank (a) in order to remedy an Event of Default under the Loan Documents, which Event of Default, by its nature, may impair any portion of the collateral for the Loan or the value of such collateral, interfere with the enforceability or enforcement of the Loan Documents, or otherwise materially impair the payment of the Loan, and other Obligations (including, without limitation, the costs of unpaid insurance premiums, foreclosure costs, costs of collection, costs incurred in bankruptcy proceedings and other costs incurred in enforcing any of the Loan Documents); or (b) in respect of the operation of the Project following a foreclosure under the Mortgage.

“Qualified Leasing Requirement”: Has the meaning set forth in Section 5.21(b) hereof.

“Regulation D”: Regulation D (or any substitute regulations) of the Board of Governors of the Federal Reserve System (or any successor thereto), together with all amendments from time to time thereto.

“Related Party”: Any one or more of the following: (a) Guarantor, (b) an Affiliate of Borrower or Guarantor, or (c) any of the shareholders, partners, members or other equity holders of Borrower, Guarantor, and any Affiliate thereof.

“Release”: Means without limitation, (a) any intentional, unintentional, knowing or unknowing presence, spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing any Hazardous Substance at, on or into the indoor or outdoor environment or otherwise in, onto, from or about the air, water (including surface waters and groundwater), soils, subsoils or any other surface or media on-site or off-site, and (b) the abandonment or discarding of barrels, drums, containers, underground tanks, or any other receptacles ever containing any Hazardous Substances.

“Required Appraisal Standard”: With respect to any appraisal, such appraisal shall be: (a) addressed to Bank, (b) prepared by a Florida licensed appraiser, acceptable to Bank, (c) in conformance with the regulations promulgated by the appropriate federal regulatory agency pursuant to Section 1110 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (12 U.S.C. § 3339), as amended, and the regulations thereunder, and (d) approved by Bank’s internal appraisal group.

“Reserves”: The Interest Reserve, the Operating Deficits Reserve and the Contingency Reserve.

“Residential Lease”: Any Lease for an Apartment Unit.

“Restricted Party”: Means Borrower, Guarantor, and any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner, of Borrower, or Guarantor, from time to time.

“Second Option Maturity Date”: As set forth in Section 1.11, shall be the date twelve (12) months after the First Option Maturity Date.

“Security Interest”: Any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including, without limitation, the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise or the agreement by Borrower, Guarantor or any of its or their Subsidiaries to grant any lien, security interest or pledge, mortgage or encumber any asset.

“Stored Materials”: Any and all materials, equipment, fixtures or articles of personal property purchased by Borrower to be placed or affixed in, on or to the Land or Improvements in connection with the construction work with respect to the Project, as more set forth in Section 3.2(e).

“Stored Materials Log”: A written inventory certified by Borrower detailing the type, amount and location of the Stored Materials.

“Subsidiary”: Any corporation or other entity of which more than 50% of the outstanding capital stock or interests having ordinary voting power to elect a majority of the board of directors or the board of governors or otherwise to Control the activities of such entity (irrespective of whether or not at the time other class or classes of the equity of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by Borrower or by Guarantor and one or more of their respective Subsidiaries, or by one or more other Subsidiaries.

“Sworn Construction Cost Statement”: An itemized, certified statement of actual and estimated costs of the Project, in the form of Exhibit F attached hereto and hereby made a part hereof, signed and sworn to by Borrower and the General Contractor, as the same may be amended or supplemented with the approval of Bank from time to time, and consistent with the items enumerated in the Budget.

“Sworn Statement”: The Sworn Statement and Agreement Concerning Guarantees, Contingent Liabilities and Financial Statements of even date herewith, executed by Borrower and Guarantor in favor of Bank.

“Taxes”: Means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Title Company”: Means First American Title Insurance Company.

“Title Policy”: An ALTA extended coverage mortgagee’s title insurance policy (ALTA 2006 Loan Policy of Title Insurance or equivalent, or other form satisfactory to Bank), with such endorsements as Bank may require, issued by the Title Company in the amount of the Loan insuring the lien of the Mortgage to be a first and prior lien upon the Project as security for all Advances of the Loan pursuant to the terms of this Agreement and any and all liabilities of Borrower to Bank related or arising from any Bank-Provided Hedging Transaction, subject only to the Permitted Encumbrances and insuring against any lien claims that could arise out of the construction of the Improvements.

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

ARTICLE I

LOAN

Section 1.1 Principal. Subject to the terms and conditions of this Agreement including, without limitation, Article III hereof, Bank agrees to lend to Borrower and Borrower agrees to borrow from Bank, the proceeds of the Loan, from time to time in accordance with the terms hereof until the Maturity Date, for the purpose of developing and constructing the Project; provided, however, Bank shall not be obligated to make any Advance if, after giving effect to such Advance, the sum of Bank’s aggregate Advances then outstanding would exceed the Commitment. Each Advance shall bear interest at the Loan Rate, computed on each Advance from the date it is made by Bank.

All Advances made by Bank shall be evidenced by the Note. The entire principal balance of the Note shall mature and be payable at the Maturity Date.

Bank shall enter in its records the amount of each Advance, the rate of interest borne on such Advances and the payments of the principal balance received by Bank, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

Section 1.2 Interest. Borrower shall pay to Bank interest on the Note computed at the Loan Rate.

In the event that the interest and/or charges in the nature of interest, if any, provided for by this Agreement or by any other Loan Document, shall contravene a legal or statutory limitation applicable to the Loan, if any, Borrower shall pay only such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower shall pay all amounts provided for herein. If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence shall have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts shall be applied to principal, unless principal has been fully paid, in which event such excess amount shall be refunded to Borrower.

Interest at the Loan Rate shall accrue on each and every Advance from and after the date it is made by Bank to Borrower. Interest on the Note computed at the applicable Loan Rate shall be payable, as accrued, on the first day of each calendar month, commencing on the first day of the next calendar month following the calendar month in which the initial Advance is made hereunder, and all unpaid, accrued interest shall be paid in full at the time all Advances are paid in full. Interest computed at the Loan Rate shall be computed on the basis of a 360 day year, but shall be charged for the actual number of days principal is unpaid. If all unpaid Advances made by Bank have not been repaid on or before the Maturity Date or if an Event of Default occurs pursuant to this Agreement or any other Loan Document or if all amounts due under the Loan Documents otherwise become due and payable in accordance with the terms and conditions of the applicable Loan Documents, then the entire unpaid balance of all Advances made by Bank and all other Obligations shall (without notice to or demand upon Borrower) at the sole option of Bank become due and payable on said date, together with all unpaid, accrued interest thereon, and with interest computed at the Default Rate from and after that date until all Advances are paid in full. In such event, interest at the Default Rate shall be payable on the first day of each calendar month or on demand, at Bank’s option.

In the event that Borrower fails to make any required payment of principal or interest on the Note (other than the balloon payment at the Maturity Date) on or before the fifteenth (15th) day following the due date thereof, Borrower shall pay to Bank, in addition to interest at the Default Rate, a late payment charge equal to five percent (5%) of the amount of the overdue payment (each, a “Late Charge”), for the purpose of reimbursing Bank for a portion of the expense incident to handling the overdue payment. The Late Charge shall apply individually to all payments past due and there will be no daily prorated adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Bank may have including the right to declare the entire unpaid principal and/or interest immediately due and payable. Borrower agrees that this Late Charge” is a provision for liquidated damages and represents a fair and reasonable estimate of the damages Bank will incur by reason of the late payment considering all circumstances known to Borrower and Bank on the date hereof. Borrower further agrees that proof of actual damages will be difficult or impossible.

Section 1.3 Prepayment. The unpaid principal balance of the Note and accrued interest thereon may be prepaid in full or in part, without premium or penalty (except as provided in Section 1.4 hereof), after at least three (3) Business Days’ prior written notice from Borrower to Bank of the date of prepayment. Any partial prepayment shall be applied by Bank to the Note, subject to Section 1.6 hereof. In the event that Borrower shall fail to provide such three (3) Business Days’ notice when required herein, Bank will charge, and Borrower shall pay, additional interest on the amount prepaid, at the Loan Rate or the Default Rate whichever is applicable, through the date three (3) Business Days after the date of prepayment. Notwithstanding anything else in this Agreement to the contrary, in all events Borrower shall pay LIBOR Breakage Costs or Hedging Obligations, if any, or other arrangements relating to the Loan. Bank shall not be obligated hereunder or under any of the other Loan Documents to re-advance to Borrower any sums prepaid by Borrower, whether prepaid voluntarily or involuntarily.

Section 1.4 Regulatory Change. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation, promulgation, implementation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof including, notwithstanding the foregoing, all requests, rules, guidelines or directives in connection with Dodd-Frank Wall Street Reform and Consumer Protection Act regardless of the date enacted, adopted or issued, or compliance by Bank or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i) subjects Bank or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to Bank in respect of its Loan, or participations therein, or

(ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank or applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to the Loan), or

(iii) imposes any other condition the result of which is to increase the cost to Bank or applicable Lending Installation of making, funding or maintaining its Loan, or reduces any amount receivable by Bank or any applicable Lending Installation in connection with its Loan, or participations therein, or requires Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of the Loan, or participations therein held or interest received by it, by an amount deemed material by Bank;

and the result of any of the foregoing is to increase the cost to Bank or Lending Installation, as the case may be, of making or maintaining its Loan or Commitment or to reduce the return received by Bank or applicable Lending Installation, as the case may be, in connection with such Loan or Commitment, or participations therein, then, within thirty (30) days of demand by Bank, the Borrower shall pay Bank, such additional amount or amounts (as determined by Bank, which amounts shall, in the absence of manifest error, be conclusive and binding upon Borrower) as will compensate Bank for such increased cost or reduction in amount received.

Section 1.5 Changes in Capital Adequacy Regulation. If Bank determines that the amount of capital required or expected to be maintained by Bank, any Lending Installation of Bank, or any corporation controlling Bank, is increased as a result of a Change, then, within thirty (30) days of demand by Bank, the Borrower shall pay Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which Bank determines is attributable to this Agreement, its outstanding credit exposure or its commitment to make loans, hereunder (after taking into account Bank’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof after the date of this Agreement which affects the amount of capital required or expected to be maintained by Bank or any Lending Installation or any corporation controlling Bank. Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted or issued and all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated or implemented. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Bank’s method of determining any amount payable to Bank under this paragraph shall be substantially similar to the method used by Bank in implementing similar provisions for similarly situated borrowers and extensions of credit. Bank shall provide to Borrower a statement of the amount and basis of calculation of any such increased cost, reduction in return and/or revenue, which amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

Section 1.6 Payments. All payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other Obligations under the Loan Documents payable to Bank shall be made, without deduction, set off, or counterclaim, in immediately available funds not later than 2:00 o’clock p.m., Eastern time on the dates due, to Bank at the office specified by it from time to time, for the benefit of Bank, except as otherwise specifically provided in this Agreement. Funds received on any day after 2:00 o’clock p.m., Eastern time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees. Borrower authorizes Bank to charge any of Borrower’s accounts maintained at Bank for the amount of any payment or prepayment on the Note or other amount owing pursuant to any of the other Loan Documents. Borrower hereby authorizes Bank, at the discretion of Bank, to make an Advance in order to pay, on behalf of Borrower, any amount due on the Note or pursuant to any of the other Loan Documents without further action on the part of Borrower and regardless of whether Borrower is able to comply with the terms, conditions and covenants of this Agreement at the time of such Advance.

(i) So long as no Event of Default has occurred and is continuing, all payments received by Bank (including the proceeds of Advances for such payments) for application to the principal, interest, fees, costs and expenses due to Bank shall be applied in the following order:

First, to any costs and expenses due hereunder, and any Fees due to Bank;

Second, to any unpaid interest then due under the Loan Documents;

Third, to all Obligations (other than principal and interest on the Loan and amounts due under any Bank-Provided Hedging Transaction) but including, without limitation, LIBOR Breakage Costs, if any;

Fourth, to any accrued and unpaid Hedging Obligations; and

Fifth, to the unpaid principal balance of the Note.

(ii) After an Event of Default has occurred and is continuing, all amounts received by Bank shall be applied in the following order;

First, to any costs and expenses due hereunder, and any Fees due to Bank;

Second, to costs and expenses of preserving the Collateral, preserving Bank’s security interests therein and enforcement of the rights of Bank under the Loan Documents;

Third, to all Obligations (other than principal and interest on the Loan and amounts due under any Bank-Provided Hedging Transaction) but including, without limitation, LIBOR Breakage Costs, if any;

Fourth, to any unpaid interest then due Bank under the Loan and any accrued and unpaid interest on the aggregate and outstanding amounts due and payable on a Bank-Provided Hedging Transaction at the rate then applicable to the Loan;

Fifth, to any accrued and unpaid Hedging Obligations; and

Sixth, to the unpaid principal balance of the Note.

All amounts received by Bank (whether the result of payment transmitted by Borrower or otherwise) on account of payment of interest on or principal of the Note, or other payments due under this Agreement or any other Loan Documents, as the case may be, shall be so applied by it pursuant to this Section 1.6.

Section 1.7 Reserved.

Section 1.8 Fees. In addition to the interest and other consideration to Bank herein, Borrower agrees to pay to Bank the Fees, as and when due in accordance with the terms of the Loan Documents. No termination or reduction of the Commitment and no failure of Borrower to satisfy the conditions set forth in Article II shall entitle Borrower to a refund of any portion of such Fees.

Section 1.9 Reserved.

Section 1.10 First Extension of Maturity Date. At the option of Borrower, the Initial Maturity Date may be extended until March 27, 2016 (the “First Option Maturity Date”) if all of the following conditions are satisfied, in the sole discretion of the Bank, as to such extension:

(a) Borrower gives written notice of its request for an extension to Bank by no earlier than one hundred twenty (120) days and by no later than sixty (60) days prior to the Initial Maturity Date;

(b) The Project has met all conditions of Completion;

(c) Borrower pays to Bank at least ten (10) days prior to the Initial Maturity Date the Extension Fee;

(d) Payment by Borrower of all other Fees due and payable to Bank hereunder and under the other Loan Documents together with all costs and expenses incurred by or on behalf of Bank in connection with such extension, including appraisal fees, internal or external appraisal review fees, inspection fees, legal fees and such other professional services which Bank requires; Borrower shall also pay survey costs and costs of environmental studies and reports if such survey(s) and/or environmental studies or reports are deemed necessary by Bank pursuant to Bank’s internal policies or pursuant to applicable laws, rules or regulations; the payment by Borrower of these costs and expenses shall not be credited, in any way or to any extent, against any portion of the outstanding balance of the Loan;

(e) As of the date of request and on the Initial Maturity Date there exists no Default or Event of Default;

(f) The Loan shall be “in Balance” as required under Section 3.5 hereof, or any unfunded portion of the Commitment has been waived in writing by Borrower;

(g) If required by Bank in its sole discretion, Bank shall have obtained at Borrower’s sole cost and expense, at least thirty (30) days prior to the Initial Maturity Date, a current appraisal or an update to its existing appraisal prepared in accordance with the Required Appraisal Standard, which appraisal shall determine that the Loan to Value Requirement has been satisfied; provided that, in the event such Loan to Value Requirement is not satisfied, Borrower shall have the option to pay down the principal balance of the Loan, and/or agree to cancel the unfunded portion, if any, of the Commitment, in such an amount necessary to satisfy the Loan to Value Requirement;

(h) The Debt Service Coverage Ratio, as calculated at the time of the Initial Maturity Date, shall be greater than or equal to 1.25:1.00 (the “First Option Debt Service Coverage Ratio Requirement”), provided that, in the event that the Debt Service Coverage Ratio Requirement is not satisfied, in order to satisfy the Debt Service Coverage Ratio Requirement, Borrower shall have the option to pay down the principal balance of the Loan, and/or, if Completion has occurred, agree to cancel the unfunded portion, if any, of the Commitment, in such an amount necessary to satisfy the Debt Service Coverage Ratio Requirement, as such amount is determined by Bank, in Bank’s sole discretion;

(i) Reserved;

(j) Reserved;

(k) The delivery from Borrower to Bank of all financial information relating to Borrower and Guarantor requested by Bank;

(l) As of the date of request and on the Initial Maturity Date, there has been no Material Adverse Occurrence, as determined by Bank, in Bank’s sole discretion;

(m) There shall have been no material adverse change to the physical condition of the Project, and the Project shall be free and clear of all Liens (other than the lien of the Mortgage, the Permitted Encumbrances and the lien of ad valorem taxes that are not delinquent) unless approved in writing by Bank, or bonded over and insured by the Title Company in form and substance satisfactory to Bank;

(n) The execution and delivery by Borrower and Guarantor to Bank on or before the Initial Maturity Date of such documentation as Bank may reasonably require in connection with such extension, all of which shall be in the form and substance acceptable to Bank;

(o) Borrower delivers to Bank an endorsement to or reissuance of the existing Title Policy, bringing current the effective date of such coverage, stating that the coverage afforded by the Title Policy shall not be affected because of such extension and showing that there have been no Liens against the Project from and after the date hereof, unless consented to in writing by Bank; and

(p) Borrower delivers to Bank an as-built survey of the Improvements, prepared in accordance with the Bank’s standard requirements, if not previously provided to Bank.

In the event that, for any reason, Borrower fails to satisfy all of the foregoing conditions, the Loan shall mature and be due and payable in full on the Initial Maturity Date, as determined by Bank in its sole discretion.

If Borrower effectively exercises the extension option set forth above in this Section 1.10, then from and after the first day of the calendar month following the Initial Maturity Date and on the first day of each calendar month thereafter to and including the First Option Maturity Date, Borrower shall pay Bank, in addition to monthly installments of interest at the Loan Rate in accordance herewith, monthly installments of principal, based upon the outstanding principal balance of the Loan plus any available unfunded sums under the Commitment to the extent access by Borrower to such sums has not been expressly waived by Borrower in writing, amortized over a thirty (30) year mortgage amortization period with an annual interest rate equal to the greater of (i) the then current ten (10) year Treasury Rate plus two hundred fifty (250) basis points (2.50%) or (ii) seven percent (7%) (the “Monthly Principal Installments”).

Section 1.11 Second Extension of Maturity Date. At the option of Borrower, the First Option Maturity Date may be extended until March 27, 2017 (the “Second Option Maturity Date”) if all of the following conditions are satisfied, in the sole discretion of the Bank, as to such extension:

(a) Borrower gives written notice of its request for an extension to Bank by no earlier than one hundred twenty (120) days and by no later than sixty (60) days prior to the First Option Maturity Date;

(b) Borrower pays to Bank at least ten (10) days prior to the First Option Maturity Date the Extension Fee;

(c) Payment by Borrower of all other Fees due and payable to Bank hereunder and under the other Loan Documents together with all costs and expenses incurred by or on behalf of Bank in connection with such extension, including appraisal fees, internal or external appraisal review fees, inspection fees, legal fees and such other professional services which Bank requires; Borrower shall also pay survey costs and costs of environmental studies and reports if such survey(s) and/or environmental studies or reports are deemed necessary by Bank pursuant to Bank’s internal policies or pursuant to applicable laws, rules or regulations; the payment by Borrower of these costs and expenses shall not be credited, in any way or to any extent, against any portion of the outstanding balance of the Loan;

(d) As of the date of request and on the First Option Maturity Date there exists no Default or Event of Default;

(e) The Loan shall be “in Balance” as required under Section 3.5 hereof, or any unfunded portion of the Commitment has been waived in writing by Borrower;

(f) If required by Bank in its sole discretion, Bank shall have obtained at Borrower’s sole cost and expense, at least thirty (30) days prior to the First Option Maturity Date, a current appraisal or an update to its existing appraisal prepared in accordance with the Required Appraisal Standard, which appraisal shall determine that the Loan to Value Requirement has been satisfied; provided that, in the event such Loan to Value Requirement is not satisfied, Borrower shall have the option to pay down the principal balance of the Loan, and/or agree to cancel the unfunded portion, if any, of the Commitment, in such an amount necessary to satisfy the Loan to Value Requirement;

(g) The Debt Service Coverage Ratio, as calculated at the time of the First Option Maturity Date, shall be greater than or equal to 1.25:1.00 (the “Second Option Debt Service Coverage Ratio Requirement”), provided that, in the event that the Debt Service Coverage Ratio Requirement is not satisfied, in order to satisfy the Debt Service Coverage Ratio Requirement, Borrower shall have the option to pay down the principal balance of the Loan, and/or, if Completion has occurred, agree to cancel the unfunded portion, if any, of the Commitment, in such an amount necessary to satisfy the Debt Service Coverage Ratio Requirement, as such amount is determined by Bank, in Bank’s sole discretion;

(h) Reserved;

(i) Reserved;

(j) The delivery from Borrower to Bank of all financial information relating to Borrower and Guarantor requested by Bank;

(k) As of the date of request and on the First Option Maturity Date, there has been no Material Adverse Occurrence, as determined by Bank, in Bank’s sole discretion;

(l) There shall have been no material adverse change to the physical condition of the Project, and the Project shall be free and clear of all Liens (other than the lien of the Mortgage, the Permitted Encumbrances and the lien of ad valorem taxes that are not delinquent) unless approved in writing by Bank, or bonded over and insured by the Title Company in form and substance satisfactory to Bank;

(m) The execution and delivery by Borrower and Guarantor to Bank on or before the First Option Maturity Date of such documentation as Bank may reasonably require in connection with such extension, all of which shall be in the form and substance acceptable to Bank; and

(n) Borrower delivers to Bank an endorsement to or reissuance of the existing Title Policy, bring current the effective date of such coverage, stating that the coverage afforded by the Title Policy shall not be affected because of such extension and showing that there have been no Liens against the Project from and after the date hereof, unless consented to in writing by Bank.

In the event that, for any reason, Borrower fails to satisfy all of the foregoing conditions, the Loan shall mature and be due and payable in full on the First Option Maturity Date, as determined by Bank in its sole discretion.

If Borrower effectively exercises the extension option set forth above in this Section 1.11, then from and after the first day of the calendar month following the First Option Maturity Date and on the first day of each calendar month thereafter to and including the Second Option Maturity Date, Borrower shall continue to pay Bank, in addition to monthly installments of interest at the Loan Rate in accordance herewith, the Monthly Principal Installments.

ARTICLE II

CONDITIONS OF BORROWING

Bank shall not be required to make any Advance hereunder until the pre closing requirements, conditions and other requirements set forth below have been completed and fulfilled to the satisfaction of Bank, at Borrower’s sole cost and expense.

Section 2.1 Pre Closing Requirements. On or prior to the Closing Date (except as otherwise provided in this Section 2.1), Borrower shall provide to Bank, except as otherwise instructed, each of the following, in form and substance acceptable to Bank:

(a) The Initial Appraisal pursuant to the Required Appraisal Standards.

(b) A commitment for the Title Policy from the Title Company, complying with Bank’s standard requirements with respect thereto.

(c) One (1) set of the Plans, including all mechanical, electrical, structural and other specialized drawings that are signed by licensed engineers of the respective disciplines normally responsible for such drawings, in addition to the Project Architect, to be provided directly to the Inspecting Architect.

(d) Written report from Inspecting Architect with respect to its review of the Plans and Sworn Construction Cost Statement that is acceptable to Bank.

(e) Two (2) copies of the complete Architect’s Agreement and a consent by the Project Architect to Borrower’s assignment thereof to Bank.

(f) Two (2) copies of the General Contract, together with (i) a copy of the Payment Bond issued by American Safety Casualty Insurance Company in the amount of $5,200,000.00 and the Performance Bond issued by American Safety Casualty Insurance Company in the amount of $5,200,000.00, each naming Bank as dual obligee thereunder and in form and substance satisfactory to Bank, and (ii) the General Contractor’s consent to Borrower’s assignment of the General Contract to Bank

(g) Reserved.

(h) A copy of the civil engineering contract with King Engineering Associates, Inc.

(i) A list of the names of each Contractor and its contract with Borrower which have been executed as of the Closing Date, and copies of such contracts as requested by Bank.

(j) Reserved.

(k) Reserved.

(l) A copy of the standard form of lease to be used by Borrower in leasing the Project to be attached hereto as Exhibit A.

(m) Reserved.

(n) Two (2) copies of the Property Management Agreement and a consent by the Property Manager to Borrower’s assignment thereof to Bank.

(o) Four (4) copies of a current, certified ALTA/ACSM Survey of the Land, which shall be prepared in accordance with Bank’s standard requirements therefor (a copy of such requirements having previously been delivered to Borrower), and in accordance with the Title Company’s requirements for issuing a Same As Survey (ALTA 25) Endorsement to the Title Policy.

(p) Soil reports on the Land, indicating that the soil will adequately support the Improvements when constructed in accordance with the Plans.

(q) The Environmental Audit addressed to Bank or, in the event that the Environmental Audit is not addressed to the Bank, Borrower shall provide the Environmental Audit together with a reliance letter addressed to Bank in compliance with Bank’s requirements.

(r) The Sworn Construction Cost Statement.

(s) Certificates of insurance, together with paid receipts, indicating that all insurance currently required under the terms of Exhibit G, attached hereto, is in place.

(t) Borrower’s estimated schedule for construction of the Improvements in accordance with the Plans, and a draw schedule for disbursement of the Loan proceeds.

(u) A letter from an appropriate officer of the applicable Governmental Authority regarding zoning and building code compliance, prepared in accordance with Bank’s standard requirements therefor (which requirements have previously been delivered to Borrower and Title Company), such certification to be satisfactory to Bank in its sole discretion.

(v) A certificate addressed to Bank from the Project Architect, in form acceptable to Bank.

(w) A copy of Borrower’s Organizational Documents, certified as true, correct and complete by an officer/member/manager of Borrower authorized to do so, together with (i) a current certificate of existence/good standing from the jurisdiction in which Borrower was organized (and from the jurisdiction in which the Land is located, if different from the jurisdiction in which Borrower was organized), and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.

(x) A copy of Guarantor’s Organizational Documents, certified as true, correct and complete by an officer/member/manager of Guarantor authorized to do so, together with (i) a current certificate of existence/good standing from the jurisdiction in which Guarantor was organized, and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.

(y) The most current available financial statements of Borrower and Guarantor, signed and certified as true, correct and complete by a chief financial officer thereof.

(z) The payment of all Fees due to Bank.

(aa) A flood zone certification from a consultant retained by Bank indicating that the Project is not located in a flood plain or any other flood-prone area as designated by any governmental agency; provided, however, that if the Project is so located, Borrower shall provide proof of flood insurance to Bank as required by Bank.

(bb) A proposed Operating Budget for the Project for its first Fiscal Year of operation after Completion of the Project.

(cc) Reserved.

(dd) Reserved.

(ee) Borrower shall establish an operating account with Bank for purposes of receipt of Loan proceeds hereunder (the “Operating Account”).

(ff) Permits for the demolition, if applicable, grading and excavation of the Land.

(gg) A schedule of all other necessary licenses and permits which must be obtained in order to commence construction of the Improvements, together with all issued licenses and permits for any such construction work commenced on or before the Closing Date.

(hh) Letters from the suppliers confirming the availability of water, storm and sanitary sewer, electric and telephone utilities for the Project.

(ii) Lien releases or waivers (as applicable) from all contractors, subcontractors, materialmen and suppliers which have commenced work on the Project or provided materials and/or supplies related to the construction work with respect to the Improvements on or before the Closing Date.

(jj) A copy of each noncancellable agreement relating to the management, operation or maintenance of the Project and of each such agreement which cannot be cancelled by thirty (30) days’ or less notice.

(kk) A copy of the Hedging Documents, if applicable.

(ll) All such other agreements, documents and/or exhibits which may be required, in Bank’s judgment, to assure compliance with the requirements of this Agreement.

Section 2.2 Loan Documents. On or before the Closing Date, Borrower shall execute and deliver (or cause to be executed and delivered) to Bank, the Loan Documents and such other documents as Bank may require, in form and substance acceptable to Bank and to its counsel, in their sole discretion, to evidence and secure the Loan. Bank may designate which of the Loan Documents are to be placed of record, the order of recording thereof, and the offices in which the same are to be filed and/or recorded. Borrower shall pay all filing documentary, intangible, recording and/or registration taxes and/or fees due upon the Note, if any, the Mortgage, any financing statements and/or the other Loan Documents.

Section 2.3 Title Insurance. On or prior to the Closing Date, Bank shall have received the Title Policy, or a marked-up commitment to issue the Title Policy, signed by an officer of the Title Company, in form and substance satisfactory to Bank and including all endorsements as required by Bank, and satisfactory reinsurance agreements to the extent required by Bank. Title Company will provide priority insurance over all possible mechanics’ lien claims, despite the fact that construction of the Improvements may have commenced prior to the recording of the Mortgage.

Section 2.4 Opinion of Borrower’s and Guarantor’s Attorneys. Bank shall have received from outside counsel for Borrower and Guarantor one or more current written opinions, in form and substance acceptable to Bank, addressed to Bank, covering matters such as due formation, authorization, execution and delivery of the Loan Documents and enforceability of the Loan Documents.

Section 2.5 Appraisal. All appraisals required to be delivered to Bank pursuant to this Agreement shall meet the Required Appraisal Standard. All appraisals delivered pursuant to this Agreement may be used by Bank to determine if the Project meets the Loan to Value Requirement.

ARTICLE III

ADVANCES OF LOAN PROCEEDS

Section 3.1 General. Provided no Default or Event of Default has occurred and is continuing, the Loan proceeds shall be advanced by the Bank for the benefit of Borrower in accordance with the terms and conditions set forth in this Article III. All monies advanced by the Bank with respect to the Project shall constitute a loan made to Borrower under this Agreement, evidenced by the Note and secured by the other Loan Documents, and interest shall be computed thereon, as prescribed by this Agreement and the Note, from the date the Loan account is charged with the amount of the Advance.

Bank reserves the right to make Advances of amounts on the Note which are allocated to any of the designated items in the Budget for soft or hard costs related to the development of the Project, and construction of the Improvements or otherwise with respect to the Project or for such other purposes or in such different proportions as Bank may, in its sole discretion, deem necessary or advisable in the Event of Default; provided, however, notwithstanding the foregoing, Bank’s right to make Advances from the Interest Reserve may be exercised by Bank before, during or after an Event of Default. Borrower may not reallocate items in the Budget without the prior written consent of Bank in each instance; provided, however, Bank will not unreasonably withhold its consent to a reallocation if such reallocation effects changes that are not in excess of ten percent (10%) as to any single line item on the Budget and five percent (5%) of total Budget, but in no event greater than $900,000.00 in the aggregate as to all line items on the Budget. Any reallocation of the Reserves and any Advance of the Contingency Reserve shall be subject to the approval of Bank.

No Advance shall constitute a waiver of any condition precedent to the obligation of Bank to make any further Advance, or preclude Bank from thereafter declaring the failure of Borrower to satisfy any such condition precedent to be an Event of Default. All conditions precedent to the obligation of Bank to make any Advance are imposed hereby solely for the benefit of Bank, and no other party may require satisfaction of any such condition precedent or shall be entitled to assume that Bank will make or refuse to make any Advance in the absence of strict compliance with such condition precedent. Provided no Default or Event of Default has occurred, Bank may waive any requirement of this Agreement for any Advance which Bank, in its reasonable discretion, determines is not material.

Bank will advance to itself, when due, from the proceeds of the Loan, without further order or request from Borrower, all interest payable to Bank under the terms hereof or of the Note (so long as the conditions to such advances have been satisfied, or waived by Bank, and sufficient funds remain in the Interest Reserve), and may, at Bank’s option, without any obligation to do so, advance to itself all other sums due or to become due to Bank under this Agreement, under any Hedging Obligations, or under any of the other Loan Documents, including but not limited to its fees, attorneys’ fees, Inspecting Architect’s fees, Appraisal fees, internal Appraisal review and other fees, administrative fees and expenses, syndication and transfer costs, and all other out-of-pocket expenses incurred by Bank in connection with this Agreement and with the Loan. Bank shall also have the right, but not the obligation, to advance and directly apply the proceeds of the Loan to the satisfaction of any of Borrower’s other obligations hereunder, under any Hedging Obligations, or under any of the other Loan Documents. Notwithstanding the foregoing, Bank shall have no obligation to make any advance for any payment which becomes due under any Hedging Obligations following an Event of Default (as defined in Section 6.1 of this Agreement).

In the event that the total amount of the Loan exceeds the amount needed to fully pay all cost allocations set forth on the Budget approved by Bank, Bank shall not be required to advance, and Borrower shall not be entitled to receive, the excess.

Notwithstanding anything herein to the contrary,

(a) Bank shall not be obligated to advance any Loan proceeds in payment of or reimbursement for any portion of the Development Fee payable to Crescent Development, LLC as shown on the Budget, so long as any Default has occurred and remains uncured.

(b) Bank shall not be obligated to advance any Loan proceeds unless Borrower has theretofore delivered to Bank copies of all licenses and permits required in connection with the work giving rise to the Project costs intended to be paid with such proceeds and all subcontracts relating to such work.

(c) Bank shall not be obligated to advance any Loan proceeds if following such Advance, the outstanding principal balance of the Loan exceeds seventy-two percent (72%) of the total costs of the Project, as such costs are shown on the Budget.

Section 3.2 Draw Requests.

(a) Borrower shall deliver to Bank on a monthly basis evidence of the Project costs to be funded for the preceding month (whether from Loan proceeds or otherwise), the Draw Request, an itemized summary and copies of all invoices included in such disbursement, together with all other supplemental and related documents, including signed AIA Forms G702/703 for the General Contractor and all subcontractors if available and requested by Bank, and an inventory list of all soft costs and invoices for all soft costs in excess of $5,000.00 included in such disbursement, and a list of all subcontractors to be paid out of the Advance along with a description of the labor and/or materials provided by the subcontractor. Items for payment reflected in such invoices provided with each Draw Request, are not acceptable if aged more than ninety (90) days unless approved by Bank in writing.

(b) To the extent that Borrower demonstrates to Bank’s satisfaction that cash flow from the Project is insufficient to pay interest, fees and other amounts due to Bank under the Loan, Bank shall make Advances of Loan proceeds available once each month therefor from the Interest Reserve. To the extent that Borrower demonstrates to Bank’s satisfaction that cash flow from the Project is insufficient to pay operating expenses at the Project, Bank shall make Advances of Loan proceeds available once each month therefor from the Operating Deficits Reserve. The Bank shall make up to one (1) additional Advance of Loan proceeds for the cost of construction work with respect to the Improvements per month pursuant to Borrower’s Draw Request. Upon receipt of a Draw Request, Bank shall cause Inspecting Architect to inspect the Improvements (if said inspection has not already been scheduled or completed prior to Bank’s receipt of the Draw Request) and to confirm progress of construction work with respect to the costs of such work. If Bank determines that construction is proceeding diligently in accordance with the Plans and otherwise in the manner required by this Agreement and that all conditions to such disbursement shall have been fulfilled, Bank shall make the disbursement on the date requested by Borrower or as close to such requested date as is commercially reasonable (not to be less than ten (10) Business Days from delivery to Bank of the Draw Request) in the manner specified below.

(c) As conditions precedent to the first Advance, Borrower shall, in addition to satisfying all other conditions for an Advance in this Section 3.2(c), provide to Bank (i) evidence that Borrower has contributed all of the Borrower’s Equity toward the payment of costs of the Project in accordance with the Budget, (ii) the Builder’s All Risk Insurance policy required per Section 5.9 of this Agreement, (iii) Plans, in the form previously submitted and approved by Bank, as finally approved for construction by the Project Architect and the applicable Governmental Authority, (iv) a schedule listing all Contractors and contracts relating to the Project, and copies of such contracts as Bank may require, (v) a copy of the Borrower’s Notice to Proceed letter to the General Contractor issued in accordance with the General Contract, and (vi) an updated construction schedule.

(d) As a condition precedent to the first Advance and each subsequent Advance of the Loan proceeds, Borrower shall furnish or cause to be furnished to Bank the following documents covering each Draw Request, as applicable, in form and substance satisfactory to Bank:

(i) A fully executed Borrower’s Draw Request, in the forms attached hereto as Exhibits B-1 and B-2 together with a copy of Borrower’s letter of request in the form attached as Exhibit B-3, and an itemized summary of and copies of invoices for all costs included in such Draw Request. Without limiting the foregoing, in connection with any Draw Request, Borrower shall submit, as applicable, original, signed and notarized AIA Forms G702/703 for the General Contractor and all subcontractors if available and requested by Bank, and invoices for all soft costs in excess of $5,000.00 included in such Draw Request;

(ii) Evidence satisfactory to Bank that all sums then due (invoiced and payable) in connection with the acquisition, development and construction of the Improvements then completed have been paid (or will be paid from the requested Advance) in full and that no party claims any statutory or common law lien arising out of the construction of the Improvements or the supplying of labor, material, and/or services in connection therewith;

(iii) A Contractor Partial Lien Release, executed by the General Contractor and all subcontractors, in the amount of the lienable costs of the Project payable from the requested Advance, in the form attached hereto as Exhibit B-5 which is attached hereto and incorporated herein by this reference, and unconditional lien waivers executed by the suppliers being paid by the General Contractor payable from the requested Advance, with regard to all Advances prior to the then pending Advance; however, with respect to the final advance of Loan proceeds to be paid to the General Contractor under its contract, such mechanic’s lien and/or materialman’s release and lien waiver shall be an unconditional full release and waiver of all mechanic’s liens and/or materialman’s liens under the contract or in connection with the Project;

(iv) Copies of any change orders, whether proposed or executed, which have not been previously furnished to Bank and the pending change order log maintained by the General Contractor;

(v) Copies of Contractors’ contracts to the extent not previously furnished;

(vi) Such other documentation as may be required by the Title Company to issue an endorsement to and continuation of the Title Policy covering the amount of the requested Advance, and all Advances made to date, reflecting that there have been no mechanics’ or materialmen’s liens filed since the date of the issuance of the Title Policy, and updating the effective date of the Title Policy to the relevant Advance date, which endorsement shall be provided at Borrower’s expense. Upon demand of Bank, Borrower shall immediately cause any liens or other matters to be satisfied;

(vii) A complete “Notice of Commencement” to be filed with applicable government office in Florida;

(viii) Reserved;

(ix) If any significant dispute arises between or among Borrower, General Contractor or any subcontractor and/or material supplier or any party to a material contract, a written summary of the nature of such dispute;

(x) An updated and current copy of the Stored Materials Log, which Stored Materials Log shall provide that all of the Stored Materials are located in the jurisdiction in which the Land is situated subject to the provisions of Section 3.2(e);

(xi) Copies of all licenses and permits not previously delivered by Borrower to Bank that are required in connection with the work giving rise to the Project costs intended to be paid with such proceeds and all subcontracts relating to such work;

(xii) For Advances of Operating Deficits, Borrower shall provide a financial statement acceptable to the Bank enumerating actual cash expenses for operations exceeding actual cash receipts, if any, from operations for the period of such request; and

(xiii) Such other information as Bank may require to verify the substance of a Draw Request.

(e) Stored Materials. No Stored Materials shall be purchased by or installed under any security agreement, financing lease or other agreement whereby the seller reserves or purports to reserve title, a Security Interest, the right of removal or repossession or the right to consider such items personal property after their incorporation into the Improvements, unless previously authorized in writing by Bank, in its sole discretion. Advances for materials stored on-site or off-site are subject to approval by Bank in its sole discretion in writing, provided, however, that Bank will, in its reasonable discretion, approve such on-site or off-site storage if Borrower provides to Bank for review and approval, (i) evidence that Borrower has acquired title to the same and such materials are covered by insurance required and Bank is named as loss payee on the insurance certificate; (ii) the Stored Materials Log for review by Bank and the Inspecting Architect, together with all invoices and bills of sale for such materials itemized therein; (iii) a schedule for the prompt incorporation thereof into the Project; and (iv) written confirmation from the Inspecting Architect verifying and approving the cost and acquisition of said materials, that such materials are stored in a secure building or bonded warehouse located on the Land or in the jurisdiction in which the Land is situated, and that such materials are tagged and separate and not subject to commingling with other materials.

(f) Notwithstanding the provisions of subsection (d) of this section, Bank may elect, without obtaining authorization by Borrower, to use the Loan proceeds to pay, as and when due, any Loan fees owing to Bank, accrued interest on the Loan, reasonable fees and disbursements of the Inspecting Architect and the Bank’s attorneys which are payable by Borrower as provided in the Loan Documents, and such other sums as may be owing from time to time by Borrower to Bank with respect to the Loan or the transactions contemplated by this Agreement. Such payments may be made by recording a funding under the Loan in the amount of such payments. In the event Bank makes a payment pursuant to this Section, Bank shall endeavor to give Borrower notice thereof.

Section 3.3 Reserved.

Section 3.4 Reserved.

Section 3.5 Loan in Balance. Bank shall not be obligated to make any Advance of Loan proceeds unless and until Borrower has provided Bank with evidence, acceptable to Bank, that the Loan is “in Balance”. For purposes of this Agreement, the term “in Balance” means that (a) Borrower has paid, in cash, costs of the Project shown in the Budget, equal to at least the amount of Borrower’s Equity (not including any payments to a Related Party that Bank does not permit to be included as a portion of Borrower’s Equity); (b) as to any line item in the Budget, all remaining unpaid costs of completing such line item, as determined by Bank, do not exceed the amount of the Loan proceeds allocated to such line item, as reflected in the Budget, and not yet advanced by Bank, including any Reserves that Bank has agreed to make available for such line item; and (c) as to the Project, all remaining unpaid costs of construction of the Project, as determined by Bank do not exceed the amount of the Loan proceeds not yet advanced by Bank, including the Reserves. The required amounts of said Reserves shall decline as costs and payments for which they are maintained are paid therefrom; provided, however, that the amount of any such Reserve shall never decline below an amount sufficient to pay all costs and payments for which it is maintained which then remain unpaid, as determined by Bank. If any Reserve becomes depleted, such depletion shall not limit Borrower’s obligation hereunder to pay all sums which otherwise would have been payable from such Reserve.

Notwithstanding any provision of this Agreement to the contrary, in the event that Bank or Borrower determines that the unadvanced balance of Loan proceeds is insufficient to (i) cover any cost allocation set forth on the Budget, (ii) fully fund the Reserves, (iii) pay all costs and expenses of Completion, or (iv) pay interest on the Loan through Completion of the Improvements, it shall notify the other party hereto of such determination, and Borrower shall, within ten (10) Business Days following demand made to Borrower, deposit with Bank funds equal to said insufficiency in order to bring the Loan back into balance. In addition, in the event there is an increase in any cost category line item of the Budget, that is not to be funded from the Contingency Reserve permitted hereby or through a re-allocation of the amounts set forth in the Budget that is permitted hereby, Borrower shall, within ten (10) Business Days following demand made to Borrower, deposit with Bank funds in an amount necessary to bring said line item back “in Balance,” as determined by Bank. All sums so deposited shall be advanced by Bank to pay costs of the Project in the same manner as, and prior to, further Advances of Loan proceeds hereunder.

Section 3.6 Inspections. Bank, the Title Company, the Inspecting Architect, Consultants and their representatives shall have access to the Project at all reasonable times and shall have the right to enter the Project and to conduct such inspections thereof as they shall deem necessary or desirable for the protection of Bank’s interests.

Bank may retain the Inspecting Architect and any other Consultants deemed necessary or desirable by Bank, at Borrower’s expense, to make periodic inspections of the Project and to review all change orders and the change order log relating to the Project. Bank may request the Inspecting Architect, before any Advance of Loan proceeds is made, to inspect all work and materials for which payment is requested and all other work upon the Project, review the current Draw Request, approve such work and Draw Request and/or submit to Bank a progress inspections report. Bank may also retain such other Consultants as Bank deems necessary to perform such services as may, from time to time, be required by Bank in connection with the Loan, this Agreement, the other Loan Documents or the Project.

Neither Borrower, nor General Contractor, nor any third party shall have the right to use or rely upon the reports of the Inspecting Architect or any other reports generated by Bank or any Consultant for any purpose whatsoever, whether made prior to or after commencement of construction work with respect to the Improvements. Borrower shall be responsible for making its own inspections of the Project during the course of such construction work and shall determine to its own satisfaction that the work done and materials supplied are in accordance with applicable contracts with its contractors. By advancing funds after any inspection of the Project by Bank or the Inspecting Architect, Bank shall not be deemed to waive any Event of Default, waive any right to require construction defects to be corrected, or acknowledge that all construction conforms with the Plans.

Notwithstanding any provisions of this Agreement to the contrary, in the event that Bank shall determine that the actual quality or value of the work performed or the materials furnished does not correspond with the quality or value of the work required by the Plans, Bank shall notify Borrower of its objections thereto, and, upon demand, Borrower shall correct the conditions to which Bank objects.

Section 3.7 Bank’s Responsibilities. It is expressly understood and agreed that Bank does not assume any liability or responsibility for the sufficiency of the Loan proceeds to complete the Project, for protection of the Project, for the adequacy of the Plans, the compliance of the Project and/or Plans with Governmental Requirements, for the satisfactory completion of the Project, for inspection during construction or to notify Borrower, General Contractor or any other party of any construction defects, for the adequacy of Reserves, for the adequacy or accuracy of the Budget, for any representations made by Borrower, or for any acts on the part of Borrower or its contractors to be performed in connection with the development/construction of the Project.

Section 3.8 Procedures for Advances.

(a) Request for Advances. Any request by Borrower for an Advance shall be made at least ten (10) Business Days prior to the date of the requested Advance.

(b) Reserved.

(c) Direct Advances. At its option, Bank may (i) make any Advances through the Title Company which issues the Title Policy, or directly to any person, including the General Contractor, to whom Bank determines that payment is due and (ii) make advances to any person to whom Bank determines that payment should be made in order to cure or to prevent the occurrence of any Default. Any of the aforesaid Advances shall be deemed advanced under the Note as of the date on which funds are transferred by Bank. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization to advance the proceeds of the Loan.

(d) Operating Account. Advances of Loan proceeds made hereunder shall be deposited into the Operating Account. Borrower hereby grants to Bank a first priority lien and security interest in any funds and proceeds deposited with Bank in the Operating Account to secure the Loan.

Section 3.9 Retainage.

(a) The amount of each disbursement shall be subject to retainage in accordance with the provisions of the General Contract, which retainage shall initially be ten percent (10%) of costs incurred under the General Contract until the Project is fifty percent (50%) complete, after which time disbursements shall not be subject to any retainage.

(b) Bank shall authorize the release of the retainage only upon the fulfillment of the following conditions; provided, however, that Bank may authorize the early release of retainage on completed trades so long as Borrower has provided Bank with a final lien release from the applicable subcontractor and evidence that the surety that has bonded such subcontractor has consented to such release, if applicable:

(i) All other conditions for disbursement shall continue to be met;

(ii) Bank shall have received a certificate of the Project Architect and General Contractor to the effect, inter alia, that the construction work with respect to the Improvements have been completed (except for punch list items for which a holdback reasonably acceptable to Bank shall have been established) in accordance with the Plans, and all applicable Governmental Requirements, and the matters in such certificate shall have been verified by the Inspecting Architect;

(iii) Issuance of a temporary or final certificate of occupancy for the applicable Apartment Units and all other Governmental Requirements required for the use and occupancy of the Apartment Units and Bank shall have satisfactory evidence thereof;

(iv) All Governmental Requirements required for the use and occupancy of the Improvements have been satisfied and Bank shall have satisfactory evidence thereof;

(v) Bank shall have received a copy of the property management and leasing agreement entered into between CNL Global Growth Sub-Managers, LLC and the on-site property management company that will manage, operate, maintain and lease the Project, which property management company shall be acceptable to Bank in its reasonable discretion;

(vi) Bank and the Title Company shall have received an as-built ALTA survey (three (3) copies) of the Project prepared in accordance with Bank’s standard requirements, showing the location of all applicable Improvements, easements, rights-of-way and other matters affecting the Land, and Bank shall have received an endorsement to the Title Policy, in a form approved by Bank, bringing forth the effective date thereof to the date of said survey insuring that there are no encroachments over any building, zoning, right of way or property boundary lines, and insuring that there are no encumbrances other than Permitted Encumbrances;

(vii) Bank shall have received final lien releases from the General Contractor, and all subcontractors with respect to the work performed in connection with the construction and equipping of the Improvements;

(viii) Bank shall have received tax receipts evidencing the payment of the current year’s real estate taxes and assessments to the extent such taxes and assessments are then due and payable; and

(ix) Bank shall have received the written consent, if required, of the surety which issued the payment and performance bonds (if any) required hereunder.

(x) Bank shall have received a letter from Borrower whereby Borrower represents and warrants that Borrower has inspected the applicable Improvements and, to its knowledge, such Improvements, except for punchlist items, have been completed in accordance with the applicable Plans;

(xi) Bank shall have received evidence of insurance required by Section 5.9 hereof; copies of all warranties covering materials, equipment and appliances included within the Project in pdf format on a cd; and copies of all licenses and permits required for operation of the Project if not previously provided to Bank; and

(xii) As required by Bank, Bank shall have received a detailed inventory certified by an authorized signatory of Borrower, showing make, model, valuation and location of all fixtures and equipment (except fixtures and equipment of tenants) used in the operation or maintenance of any part of the Improvements and located on the Project.

Section 3.10 Development Fees. Crescent Development, LLC shall be entitled to a Development Fee in an amount to be determined and set forth in the Budget to be approved by the Bank prior to the Closing Date. So long as no Default or Event of Default shall have occurred and shall remain uncured, the Development Fee will be funded as follows: (i) $277,000.00 or twenty-five percent (25%) of the budget line item will be paid at the closing of Borrower’s purchase of the Land; (ii) $554,000.00 or fifty percent (50%) will be paid in equal monthly payments of $26,381.00 in accordance with the completion of construction during the construction term, provided that if the $554,000.00 is not fully paid prior to Completion of the Project, then the unpaid amount will be paid upon Completion; and (iii) $277,000.00 or twenty-five percent (25%) will be paid after Completion of the Project upon the Project achieving a 1.00:1.00 Debt Service Coverage Ratio.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants to Bank that:

Section 4.1 Borrower’s and Guarantor’s Formation and Powers.

(a) Borrower is a limited liability company duly organized, and validly existing and in good standing under the laws of the State of Delaware and qualified and authorized to do business in the State of Florida and in all other jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Borrower has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to construct, equip, own and operate the Project and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents; all consents necessary to authorize the execution, delivery and performance of this Agreement and the other Loan Documents have been duly adopted and are in full force and effect; and this Agreement and the other Loan Documents have been duly executed and delivered by Borrower.

(b) Guarantor is a limited liability company duly organized, and validly existing and in good standing under the laws of the State of Georgia, and qualified and authorized to do business in the State of Florida and all other jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Guarantor has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to own a one hundred percent (100%) interest in Crescent Multifamily Holdings, LLC, which owns a one hundred percent (100%) interest in Crescent Crosstown II, LLC, which owns a forty percent (40%) interest in the Borrower, and to execute, deliver and perform its obligations under the Guaranties, the Indemnity and any other Loan Document to which it is a party; all consents necessary to authorize the execution, delivery and performance of the Guaranties, the Indemnity and the other Loan Documents to which it is a party have been duly adopted and are in full force and effect; and the Guaranties, the Indemnity and the other Loan Documents to which it is a party have been duly executed and delivered by Guarantor.

Section 4.2 Reserved.

Section 4.3 Authority.

(a) The execution, delivery and performance by Borrower of this Agreement and other Loan Documents to which Borrower is a party have been duly authorized by all necessary action and do not and will not (i) violate any provision of any laws, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of Borrower’s Organizational Documents, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected, or (iii) result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Borrower or any of its properties, except pursuant to the Loan Documents.

(b) The execution, delivery and performance by Guarantor of the Guaranties, the Indemnity and other Loan Documents to which Guarantor is a party have been duly authorized by all necessary action and do not and will not (i) violate any provision of any laws, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor or of Guarantor’s Organizational Documents, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected, or (iii) result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Guarantor or any of its properties, except pursuant to the Loan Documents.

Section 4.4 No Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Borrower or Guarantor of this Agreement, the Note, the Guaranties, or any other Loan Documents to which Borrower or Guarantor is a party.

Section 4.5 Legal and Valid Obligations. This Agreement, the Note, the Indemnity, the Guaranties and the other Loan Documents to which Borrower or Guarantor is a party constitute the legal, valid and binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their respective terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditor’s rights generally and subject to limitations on the availability of equitable remedies.

Section 4.6 Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of Borrower or Guarantor) pending or, to the knowledge of Borrower, threatened against Borrower, Guarantor or affecting any of the Project or their respective other assets (if any), at law or in equity or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which contests the validity or enforceability of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or as a result of which Borrower and/or Guarantor may become subject to any judgment or liability which if determined adversely to Borrower and/or Guarantor, would constitute a Material Adverse Occurrence as to Borrower and/or Guarantor. Neither Borrower nor Guarantor is in default with respect to any final judgment, writ, injunction, decree, rule or regulations of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

Section 4.7 Title. Borrower has good, marketable and insurable fee simple title to the Land, and good title to the rest of the Project, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances. There are no mechanics’, materialman’s or other similar Liens which have been filed for work, labor or materials affecting the Project which are or may be Liens prior to, or equal, or subordinate to the Liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, (a) interfere with the benefits of the security intended to be provided to Bank by the Mortgage and the other Loan Documents, (b) adversely affect the value of the Project, (c) impair the use or intended operations of the Project, or (d) impair Borrower’s ability to pay its Obligations in a timely manner.

Section 4.8 Defects and Hazards. Borrower does not know of any defects, facts or conditions affecting the Land that would make it unsuitable for the use contemplated hereunder or of any abnormal hazards (including soils and groundwater contamination, earth movement or slippage) affecting the Land that have not been previously disclosed in writing to Bank by Borrower.

Section 4.9 Payment of Taxes. There have been filed all federal, state and local tax returns with respect to Borrower and Guarantor and their direct and indirect business operations which are required to be filed. Borrower and Guarantor have paid or caused to be paid to the respective taxing authorities all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due. Borrower knows of no proposed material tax assessment against Borrower or Guarantor, and neither Borrower nor Guarantor is obligated by any other agreement, tax treaty, instrument or otherwise to contribute to the payment of taxes owed by any other person or entity. All material tax liabilities are adequately provided for or reserved against on the books of Borrower and/or Guarantor, as appropriate.

Section 4.10 Agreements.

(a) Each of (i) Borrower’s Organizational Documents, (ii) the Architect’s Agreement, and (iii) the General Contract, is in full force and effect and is free from any default on the part of Borrower. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower is a party, the effect of which default would constitute a Material Adverse Occurrence as to Borrower. The General Contract requires the General Contractor to construct the Project in accordance with the Plans in the form which have been delivered to Bank, without any change thereto not disclosed to Bank. The General Contract constitutes the entire agreement between Borrower and the General Contractor with respect to the construction of the Project. Borrower has performed all of its obligations required by the General Contract and/or Architect’s Agreement, and has paid all sums under the General Contract and/or Architect’s Agreement which are required to be performed or paid as of the date hereof.

(i) Guarantor is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority. Each of Guarantor’s Organizational Documents is in full force and effect and is free from any default on the part of Guarantor. Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Guarantor, is a party, the effect of which default would constitute a Material Adverse Occurrence as to Guarantor.

Section 4.11 No Defaults under Loan Documents or Other Agreements. No Default or Event of Default has occurred under any of the Loan Documents, or currently exists under any other document to which Borrower is a party which relates to the ownership, occupancy, use, development, construction or management of the Project; Borrower is not in default in the payment of the principal or interest on any of its Indebtedness for borrowed money; and no event has occurred, or will occur, which, with the lapse of time or the giving of notice or both, would constitute an Event of Default under the Loan Documents. Borrower is not obligated for the payment of any commission or other fee with respect to the purchase of the Land and Improvements, or if Borrower is so obligated, such commission or other fee has been paid in full.

Section 4.12 Boundary Lines; Conformance with Governmental Requirements and Restrictions. The exterior lines of the Improvements are, and at all times will be, within the boundary lines of the Land. Borrower has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable Governmental Requirements, including but not limited to building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Project. Borrower has obtained, or will obtain, all permits which are necessary for the construction of the Project in accordance with the Plans and in accordance with all applicable building, environmental, subdivision, land use and zoning laws, including all permits for the Improvements, annexation agreements, plot plan approvals, subdivision approvals (including the approval and recordation of any required subdivision map), environmental approvals (including a negative declaration or an environmental impact report if required under applicable law), sewer and water permits and zoning and land use entitlements. Borrower has obtained all approvals of the parties required in connection with the construction of the Project pursuant to any license, easement or restriction affecting the Land. The Project will in all respects conform to and comply with said covenants, conditions, restrictions, reservations and Governmental Requirements.

Section 4.13 Project Costs. On a line by line and total basis, the Project costs shown on the Sworn Construction Cost Statement are true, correct and complete, and represent the total of all costs which Borrower expects to pay to complete the Project.

Section 4.14 Utilities, etc. Telephone services, electric power, storm sewers, sanitary sewer and water facilities are available to the boundaries of the Land, adequate to serve the Project and not subject to any conditions. All streets and easements necessary for construction and operation of the Project are available to the boundaries of the Land.

Section 4.15 Personal Property. Borrower is now and shall continue to be the sole owner of the Equipment free from any lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Bank.

Section 4.16 Condemnation. No condemnation proceeding or moratorium is pending or threatened against the Land which would impair the construction, use, sale or occupancy of the Land or its Improvements.

Section 4.17 Separate Lots. The Land is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Land.

Section 4.18 Loan in Balance. The Loan is “in Balance”, or, if not, Borrower has deposited, or is depositing, with Bank funds equal to said insufficiency in order to bring the Loan back into balance as required by Section 3.5 hereof.

Section 4.19 Federal Reserve Regulations. No portion of the Loan hereunder will be used to purchase or carry any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction as a “purpose credit” within the meaning of said Regulation U. No portion of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of said Board of Governors.

Section 4.20 Investment Company Act. Borrower is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loan, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. Furthermore, Borrower is not subject to regulation under the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

Section 4.21 Unregistered Securities. Borrower has not: (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would constitute a Material Adverse Occurrence as to Borrower.

Section 4.22 Accuracy of Information. All factual information heretofore or herewith furnished by or on behalf of Borrower to Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date.

Section 4.23 ERISA Compliance. Borrower has not adopted a Plan. As of the date hereof and throughout the term of the Loan (i) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of Borrower constitutes or will constitute, by virtue of the application of 29 C.F.R. Section 2510.3-101(f) as modified by Section 3(42) of ERISA, “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

Section 4.24 Compliance. Borrower:

(a) is in compliance and conformity with all Governmental Requirements the violation of which, individually or in the aggregate, would constitute a Material Adverse Occurrence as to Borrower; and

(b) has not received and does not anticipate the receipt of any order or notice of any violation or claim of violation of any Governmental Requirement which would constitute a Material Adverse Occurrence as to Borrower.

Section 4.25 Consents. To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are material to the present conduct of the business and operations of Borrower or are required for the acquisition, ownership, operation or maintenance by Borrower of properties it now owns, operates or maintains or the present conduct of its businesses and operations, such franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.

Section 4.26 Environmental Laws. Except as specifically disclosed in the Environmental Audit, Borrower: (a) has not received any notice or otherwise learned of any Environmental Liability relating to the Project which would individually or in the aggregate constitute a Material Adverse Occurrence as to Borrower arising in connection with (i) any non-compliance or alleged non-compliance with or violation of the requirements of any Environmental Law, or (ii) the Release or threatened Release of any Hazardous Substance, or other substance into the environment; (b) has no knowledge of any threatened or actual liability in connection with the Release or threatened Release of any Hazardous Substance, or other substance into the environment relating to the Project which would individually or in the aggregate constitute a Material Adverse Occurrence; or (c) has not received any notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Substances into the environment where such liability individually or in the aggregate for all such liabilities would constitute a Material Adverse Occurrence as to Borrower. Borrower has not received any notice of any violation or alleged non-compliance of any Environmental Laws relating to the Project where such violation would constitute a Material Adverse Occurrence as to Borrower.

Section 4.27 Reserved.

Section 4.28 Anti-Terrorism Regulations.

(a) General. None of Borrower, Guarantor or any Affiliate thereof is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Executive Order No. 13224. None of the Borrower, Guarantor or any Affiliate thereof, or their respective agents acting or benefiting in any capacity in connection with the Loan or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii) a Person or entity with which Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi) a Person or entity who is affiliated or associated with a person or entity listed above.

(c) None of Borrower, Guarantor or any Affiliate thereof, nor any of their agents acting in any capacity in connection with the Loan, any letters of credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(d) Neither Borrower nor any Affiliate thereof, nor any person owning an interest therein, are a “Special Designated National” or “Blocked Person” as those terms are defined in the office of Foreign Asset Control Regulations (31 C.F.R. § 500 et. seq.).

Section 4.29 Subsidiaries. Borrower has no Subsidiaries.

Section 4.30 Leases. There is no Lease in effect relating to the Project, any Apartment Unit or any portion of any of the foregoing, except for Leases that satisfy the Qualified Leasing Requirements.

Section 4.31 Ownership and Control of Borrower. As of the date of this Agreement, the direct and indirect owners of Borrower are set forth on Exhibit H to this Agreement.

Section 4.32 Use of Loan Proceeds. The proceeds of the Loan shall be used only to pay for or reimburse Borrower for soft and hard costs related to the construction of the Project for the purpose of developing/constructing a residential apartment project.

Section 4.33 Insurance. Borrower has obtained or caused to be obtained the insurance required pursuant to Section 5.9 of this Agreement and warrants that Borrower shall comply with the requirements of Section 5.9 of this Agreement through the Maturity Date.

Section 4.34 Borrower Accounts. Borrower hereby grants to Bank a first priority lien and security interest in, and right of set off against, the Operating Account and all other of the Borrower’s accounts including, without limitation, agency, custody, safekeeping, securities, investments, brokerage and revocable trust accounts, at Bank or any of Bank’s affiliates and all of the Borrower’s other property in the Bank’s possession.

THE WARRANTIES AND REPRESENTATIONS IN THIS ARTICLE IV, AND ANY ADDITIONAL WARRANTIES AND REPRESENTATIONS CONTAINED HEREIN AND IN THE OTHER LOAN DOCUMENTS, SHALL BE DEEMED TO HAVE BEEN RENEWED AND RESTATED BY BORROWER AT THE TIME OF EACH REQUEST BY BORROWER FOR AN ADVANCE OF LOAN PROCEEDS.

ARTICLE V

COVENANTS OF BORROWER

While this Agreement is in effect, and until Bank has been paid in full the principal of and interest on all Advances, and all other sums made by Bank hereunder and under the other Loan Documents, Borrower agrees to comply with, observe and keep the following covenants and agreements:

Section 5.1 Completing Construction. As of the Closing Date, no construction work with respect to the Improvements has been commenced pursuant to any contract between Borrower and any person entitled to a contractor’s or materialman’s lien under applicable Florida law (any such person being herein a “Contractor”) except for work performed by Contractor(s) who have executed and delivered to Bank agreements in form acceptable to Bank that either subordinate or waive the lien rights of such Contractors to the liens of Bank under the Loan Documents including, without limitation, the liens of Bank evidenced by the Mortgage. Borrower has disclosed to Bank in writing the balance of all amounts owing by Borrower to any Contractor for which payment in full has not been made by Borrower as of the Closing Date. Borrower shall commence construction of the Improvements no later than the Commencement Date. Borrower shall not become a party to any contract, other than the General Contract and the Architect’s Agreement, for the performance of any work on the Project or for the supplying of any labor, materials or services for construction of the Improvements, except upon such terms and with such parties as shall be approved in writing by Bank and subject to the condition that each Contractor party to any approved contract execute and deliver to Bank agreements in form acceptable to Bank that either subordinate or waive the lien rights of such Contractors to the liens of Bank under the Loan Documents including, without limitation, the liens of Bank evidenced by the Mortgage; provided however Borrower shall be entitled to enter into contracts and agreements relative to the maintenance after installation of equipment and landscaping, contracts for trash and waste removal, and similar contracts without Bank’s approval. No approval by Bank of any contract or change order shall make Bank responsible for the adequacy, form or content of such contract or change order. Borrower shall expeditiously complete and fully pay for the development and construction of the Project in a good and workmanlike manner and in accordance with the Plans submitted or to be submitted to and approved by Bank, and in compliance with all applicable Governmental Requirements, and any covenants, conditions, restrictions and reservations applicable thereto so that Completion of the construction of the Project occurs on or before the Completion Date. Borrower assumes full responsibility for the compliance of the Plans and the Project with all Governmental Requirements, covenants, conditions, restrictions and reservations, and with sound building and engineering practices, and, notwithstanding any approvals by Bank, Bank shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Project or the construction of the Improvements. Borrower shall correct or cause to be corrected (a) any defect in the Improvements, (b) any departure in the construction of the Improvements from the Plans (other than those which are made pursuant to an approved change order) or Governmental Requirements which are not made pursuant to an approved change order, and (c) any encroachment by any part of the Improvements or any other structure located on the Land on any building line, easement, property line or restricted area that is in violation of any applicable Governmental Requirements, or any private agreements for which Borrower has not received a waiver approved by the Bank in writing. Borrower shall cause all off-site improvements to be completed and constructed by the County, all roads necessary for the utilization of the Project for its intended purposes to be completed and dedicated (if dedication thereof is required by any governmental authority), the bearing capacity of the soil on the Land to be made sufficient to support the Improvements, and sufficient local utilities to be made available to the Project and installed at costs (if any) set out in the Budget, on or before the Completion Date.

Section 5.2 Changing Costs, Scope or Timing of Work. Borrower shall deliver to Bank revised, sworn statements of estimated costs of the Project, showing changes in or variations from the original Sworn Construction Cost Statement, as soon as such changes are known to Borrower. Borrower shall deliver to Bank a revised construction schedule, if and when any target date set forth therein has been delayed by twenty (20) consecutive days or more, or when the aggregate of all such delays equals thirty (30) days or more.

Borrower shall not make or consent to any change or modification in such Plans, contracts or subcontracts, and no work shall be performed with respect to any such change or modification, without the prior written consent of Bank, if (i) such change or modification would in any material way alter the design or structure of the Project or change the rentable area thereof in any way, or increase or decrease the Project cost by $100,000.00 or more for any single change or modification, or (ii) the aggregate amount of all changes and modifications exceeds $250,000.00. Borrower shall promptly furnish Bank with two (2) copies of all changes or modifications in the Plans, contracts or subcontracts for the Project prior to any Advance used to fund such change or modification whether or not Bank’s consent to such change or modification is required hereby.

Section 5.3 Balancing the Loan. Borrower shall furnish to Bank, as and when required by Bank, at Bank’s option (a) satisfactory evidence of Borrower’s ability to pay all unpaid costs of completing the Project and operating the Project through the Maturity Date, and/or (b) to the extent required by Section 3.5 hereof, cash equal to any difference between such unpaid costs and the proceeds of the Loan which have not been advanced hereunder, which shall be held and advanced by Bank pursuant to the terms hereof.

Section 5.4 Reserved.

Section 5.5 Using Loan Proceeds. Subject to Section 3.2, Borrower shall use the Loan proceeds solely to pay, or to reimburse Borrower for paying, costs and expenses shown on the Budget approved by Bank and incurred by Borrower in connection with the acquisition and development of the Land, the construction of the Project on the Land and the equipping of the Improvements, together with (a) other expenses set forth on the Budget, approved by Bank, and (b) such incidental costs and expenses relating thereto as may be approved from time to time in writing by Bank. Borrower shall take all steps necessary to assure that Loan proceeds are used by its contractors and subcontractors to pay such costs and expenses which could otherwise constitute a mechanic’s lien claim against the Project.

Section 5.6 Keeping of Records. Borrower shall set up and maintain accurate and complete books, accounts and records pertaining to the Project in a manner reasonably acceptable to Bank and to the Title Company. Borrower will permit representatives of Bank and the Inspecting Architect to have free access to and to inspect and copy such books, records and contracts of Borrower and to inspect the Project and to discuss Borrower’s affairs, finances and accounts with any of its principal officers, all at such times and as often as may reasonably be requested by Bank. Any such inspection by Bank and/or the Inspecting Architect shall be for the sole benefit and protection of Bank, and Bank shall have no obligation to disclose the results thereof to Borrower or to any third party. When a Default or Event of Default exists, Bank may do any of the foregoing during normal business hours without advance notice or other limitation.

Section 5.7 Providing Updated Surveys. Upon request of Bank, upon completion of the foundations of the Improvements and at such other times as Bank may reasonably deem appropriate, Borrower shall furnish to Bank, at Borrower’s cost and expense, three (3) copies of a certified foundation survey of the Project prepared in accordance with Bank’s standard requirements, certifying that the Improvements are constructed within the property lines of the Land, do not encroach upon any easement affecting the Land and do comply with all applicable Governmental Requirements relating to the location of Improvements, together with an endorsement to the Title Policy bringing forth the effective date thereof to the date of said survey without exception therefor.

Section 5.8 Providing Evidence of Completion. Upon Completion of the Improvements, and prior to the final Advance of Loan proceeds to pay for hard costs of such construction of the Project, including but not limited to any retainage therefor, and as a condition of the same, Borrower shall furnish Bank with all items required to evidence Completion, including but not limited to such additional evidence of zoning compliance as Bank may require, including unconditional occupancy permits for the Project; a final, certified “as-built ALTA survey” (three (3) copies) of the Project prepared in accordance with Bank’s standard requirements, together with a survey endorsement to the Title Policy and an endorsement to the Title Policy bringing forth the effective date thereof to the date of said survey without exception therefore; certification from the Project Architect that the Project has been completed substantially in accordance with the approved Plans; the evidence of insurance required by Section 5.9 hereof; copies of all warranties covering materials, equipment and appliances included within the Project; copies of all licenses and permits required for operation of the Project, if not previously provided to Bank; and photographs of the completed Improvements as well as evidence that such Improvements have been fully completed, including all punch-list items, as well as such other documents and materials required pursuant to Section 3.9(b) hereof.

Section 5.9 Maintaining Insurance Coverage. Borrower shall, at all times until the Note and all other sums due from Borrower to Bank have been fully repaid, maintain, or cause to be maintained, in full force and effect (and shall furnish to Bank copies of), insurance coverages complying with the provisions of Exhibit G, attached hereto and made a part hereof by this reference; provided, however, the Builder’s All Risk insurance coverage shall be provided prior to the earlier of vertical construction of the Improvements or the funding of the first Advance. Borrower shall not take any action that would void or otherwise impair any coverages required hereby or that would result in any denial or limitation of such coverages.

Section 5.10 Transferring, Conveying or Encumbering the Project. Except for Permitted Encumbrances, and except as provided in Sections 5.21(b) of this Agreement, without the prior written consent of Bank, Borrower shall not voluntarily or involuntarily agree to, cause, suffer or permit any sale, conveyance, mortgage, grant, lien, encumbrance, security interest, pledge, assignment or transfer of: (a) the Project or any part or portion thereof, or (b) any ownership interest, in Borrower, direct or indirect, legal or equitable.

Section 5.11 Complying with the Loan Documents and Other Documents. Borrower shall comply with and perform all of its obligations under the Loan Documents, and under all other contracts and agreements to which Borrower is a party relating to the ownership, occupancy, use, development, construction or management of the Project, and shall comply with all requests by Bank which are consistent with the terms thereof.

Section 5.12 Updated Appraisals. Borrower agrees that Bank shall have the right to obtain, at Borrower’s expense, an updated appraisal of the Project, prepared in accordance with Section 2.5 hereof, at any time that (a) Borrower gives notice of any election to extend the Maturity Date pursuant to Section 1.10 and Section 1.11 hereof, (b) an Event of Default shall have occurred and be continuing hereunder, or (c) after the occurrence of an Event of Default Bank determines, in its sole discretion, that the security for the Loan has been physically or financially impaired in any material manner, or (d) such appraisal is required by then current banking laws or regulations, or (e) a Material Adverse Occurrence has occurred as to Borrower or the Project. Without limitation of the foregoing, Bank may, at Bank’s expense, elect to obtain an appraisal from time to time regardless of whether any of the events described in (a) through (e) above have occurred. In the event that Bank shall elect to obtain an appraisal, Bank may immediately commission an appraiser acceptable to Bank, to prepare the appraisal. Borrower shall cooperate with Bank and the appraiser in obtaining the necessary information to prepare such appraisal. Borrower shall pay within fifteen (15) days of Borrower’s receipt of an invoice from Bank (i) the cost of such appraisal in those instances in which it is Borrower’s responsibility to pay for the appraisal, and (ii) Bank’s internal appraisal review fees. In the event that Bank shall determine from an appraisal that the Loan to Value Requirement is not satisfied after the occurrence of an Event of Default or in connection with the exercise of an extension of the Maturity Date under Section 1.10 and Section 1.11 of this Agreement, Borrower shall prepay the Loan, within fifteen (15) days after written notice from Bank to Borrower, in such amount as is necessary to cause the satisfaction of the Loan to Value Requirement based on such appraisal. In the event such appraisal is required by reason of the damage or destruction of a portion of the Project, the fair market value shall be calculated on the Project after restoration of the Improvements, but subject only to then existing Residential Leases, if any, which will remain in full force and effect following such restoration, and any funds collected from rent loss or from business interruption insurance coverage.

Section 5.13 Reporting Requirements. Borrower shall furnish and, as appropriate, cause Guarantor to furnish to Bank the following:

(a) Leasing Report. Commencing upon thirty (30) days after the issuance of the first certificate of occupancy and continuing on the forty-fifth (45th) day following conclusion of each fiscal quarter thereafter, written status reports setting forth all Leases entered into during such fiscal quarter with a summary of the material terms thereof prepared by Borrower.

(b) Rent Roll. Commencing upon thirty (30) days after the issuance of the first certificate of occupancy and continuing on the forty-fifth (45th) day following the conclusion of each fiscal quarter thereafter, a current rent roll certified as true, correct and complete by Borrower.

(c) Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each Fiscal Year of Borrower and within forty five (45) days following the close of each fiscal quarter of Borrower, a balance sheet and related statements of income, retained earnings and cash flow of Borrower, with such financial statements being unaudited, prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Bank), if requested by Bank, unqualifiedly certified by an officer/manager of Borrower, and accompanied by a written statement of such officer/manager stating that in making the examination necessary for certification of the foregoing financial statements, he/she obtained no knowledge of the occurrence of any event which constitutes a Default or an Event of Default under this Agreement and/or the Guaranties, and, if so, stating in reasonable detail the facts with respect thereto.

As soon as available and in any event within one hundred twenty (120) days after the close of each Fiscal Year of Guarantor, annual audited consolidated financial statements of Guarantor prepared in accordance with GAAP, and within forty five (45) days following the close of each fiscal quarter of Guarantor, a balance sheet and related statements of income, retained earnings and cash flow of Guarantor (which financial statements shall include, without limitation, the information necessary to determine Guarantor’s cash flow with respect to the previous such fiscal quarter), unqualifiedly certified by an officer/manager of Guarantor, and accompanied by a written statement of such officer/manager stating that in making the examination necessary for certification of the foregoing financial statements, he/she obtained no knowledge of the occurrence of any event which constitutes a Default or an Event of Default under this Agreement or any of the Guaranties, and, if so, stating in reasonable detail the facts with respect thereto. Guarantor shall provide to Bank within forty-five (45) days after the end of each fiscal quarter of Guarantor a detailed list of Contingent Monetary Liability of such Guarantor.

(d) Operating Statements and Operating Budgets. As soon as available and in any event within forty-five (45) days after the close of each fiscal quarter starting with the fiscal quarter after the calendar month in which Completion occurs, deliver to Bank an Operating Statement for the Project for the preceding fiscal quarter, which shall specifically note all variations from the current Operating Budget. Borrower shall also deliver to Bank an annual Operating Statement within one hundred twenty (120) days following the end of each Fiscal Year thereof. All such Operating Statements shall be certified as true, correct and complete by Borrower.

(e) Reserved.

(f) Litigation and Other Proceedings. Promptly in writing, notice of (i) all litigation against Borrower or Guarantor in which the amount sought to be recovered exceeds $50,000.00, except in cases when the claim is covered by insurance and the insurance company has agreed to assume the defense of the claim and (ii) all proceedings before any Governmental Authority affecting Borrower or Guarantor which, if adversely determined, would constitute a Material Adverse Occurrence as to such party.

(g) Loan to Value Ratio/Liquidity. As soon as available and in any event within forty-five (45) days after the close of each second fiscal quarter and one hundred twenty (120) days after the end of each Fiscal Year of Guarantor, Guarantor shall certify to Bank, in the form attached hereto as Exhibit I (the “Loan to Value Ratio and Liquidity Compliance Certificate”) that Guarantor maintains (i) a minimum Liquidity of Forty Million Dollars ($40,000,000.00) at the time of testing and (ii) a maximum Guarantor Loan to Value Ratio not to exceed 0.30 to 1.00, as set forth in Section 5.27 hereof and Section 10(c) of the Payment Guaranty. Guarantor shall deliver to Bank at the same time that it delivers the Loan to Value Ratio and Liquidity Compliance Certificate to Bank a copy of the Compliance Certificate (as defined in the First Lien Credit Agreement) delivered by Guarantor pursuant to Section 5.01(d) of the First Lien Credit Agreement to the Lenders named therein.

(h) Defaults. Within five (5) Business Days after the occurrence of any event actually known to Borrower which constitutes a Default or an Event of Default, notice of such occurrence, together with a detailed statement of the steps being taken to cure such event.

(i) Reserved.

(j) Other Information. From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or Guarantor as Bank may reasonably request.

Section 5.14 Taxes and Claims. Borrower shall pay and discharge all taxes, when due, assessments and other governmental charges upon the Project, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon the Project; provided, however, that Borrower shall have the right to contest the amount, validity and/or applicability of any of the foregoing which is being contested in good faith and by proper proceedings, and strictly in accordance with the terms of the Mortgage.

In addition to the other fees and costs specifically provided herein, Borrower shall pay the fees of Bank’s internal appraisal and environmental reviews and shall also pay all out of pocket costs and expenses of Bank in connection with the preparation and review of the Loan Documents and the making, closing, and/or repayment of the Loan, including but not limited to the fees of Bank’s attorneys, the fees of the Inspecting Architect or any other Consultants, appraisal fees, costs of environmental reports and studies, title insurance costs, document recording costs, disbursement expenses, the cost of any credit investigations (including, without limitation, any Troy Report), any brokerage fees with respect to the Loan and all other costs and expenses payable to third parties incurred by Bank, or Borrower in connection with the Loan. Such costs and expenses shall be so paid by Borrower whether or not the Loan is fully advanced or disbursed.

Section 5.15 Maintain Existence. Borrower shall preserve and maintain, and cause Guarantor to preserve and maintain, its existence, rights and privileges in the jurisdiction of its organization and qualify and remain qualified in each jurisdiction in which such qualification is necessary in view of its business and operations.

Section 5.16 Compliance with Applicable Laws. Borrower shall promptly and faithfully comply with, conform to and obey all present and future Governmental Requirements, including but not limited to all Environmental Laws, where failure to so do might have a material adverse effect on Borrower; provided, however, that Borrower shall have the ability to contest any alleged failure to conform to or comply with such Governmental Requirements so long as such obligations shall be contested by appropriate proceedings pursued in good faith and any penalties or other adverse effect of its nonperformance shall be stayed or otherwise not in effect, or a cash escrow deposit equal to all such contested payments and potential penalties or other charges shall have been established with Bank.

Section 5.17 Notice. Borrower shall give prompt written notice to Bank (a) of any action or proceeding instituted by or against Borrower, in any federal or state court or before or by any commission or other regulatory body, federal, state or local, or any such proceedings threatened against Borrower which, if adversely determined, would be a Material Adverse Occurrence as to Borrower, and (b) of any Default or Event of Default describing the same and stating the date of commencement thereof, what action Borrower proposes to take with respect thereto, and the estimated date, if known, on which such action will be taken.

Section 5.18 Contingent Liability. Borrower shall not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any Person (other than Borrower), except (i) by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (ii) by indemnity agreements given by Borrower to a title insurance company or a bonding company in connection with any project being constructed or sold by Borrower.

Section 5.19 Merger and Consolidation. Borrower shall not merge or consolidate into any Person or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person.

Section 5.20 Loss of Note or other Loan Documents. Upon notice from Bank of the loss, theft, or destruction of the Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Borrower from Bank, or in the case of mutilation of a Note, upon surrender of such mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Documents were lost or mutilated, Borrower agrees to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.

Section 5.21 Residential Leasing.

(a) Reserved.

(b) Residential Leases. Without the prior written consent of Bank, Borrower shall not enter into a Residential Lease unless each of the following requirements are satisfied in the sole discretion of Bank ((i) through (iv) below, collectively, the “Qualified Leasing Requirements”):

(i) each such Residential Lease shall be substantially in the form of the Approved Residential Lease, without material changes thereto;

(ii) each such Residential Lease shall be with a bona-fide, third party tenant with credit reports obtained in accordance with standard credit reporting procedures;

(iii) following the issuance of the first certificate of occupancy, at least seventy-five percent (75%) of all Residential Leases must be for a minimum lease term of twelve (12) months; and

(iv) minimum rent on an aggregate basis for all Residential Leases, must be an amount equal to at least ninety percent (90%) of proforma rents, net of any free rent or concessions.

Borrower shall comply in all respects with the terms, the covenants, agreements, conditions and requirements of each of the Residential Leases, as, when and in the manner required thereby. Borrower shall promptly notify Bank when Borrower receives notice of any default by Borrower as landlord under any Residential Lease.

Section 5.22 [Reserved].

Section 5.23 Project Accounts. Borrower shall maintain all Project related operating accounts with Bank.

Section 5.24 Distributions. Borrower shall not, directly or indirectly, prior to the later to occur of Completion of all of the Improvements or the Completion Date, (a) make any distribution of money or property to any Related Party, or (b) make any loan or advance to any Related Party, or (c) pay any principal or interest on any indebtedness due any Related Party, or (d) pay any fees or other compensation (other than the Development Fee and sums due the General Contractor under the General Contract pursuant to the Budget in conformance with the terms of this Agreement) to itself or to any Related Party, without in each case obtaining Bank’s prior written consent thereto; provided, however, after Completion of all of the Improvements and the Completion Date, Borrower may make the distributions, loans, advances and payments described in (a), (b), (c) and (d) as long as no Event of Default has occurred and is continuing, and Borrower is in compliance with the reporting requirements set forth in Section 5.13 of this Agreement. This provision is not intended to have any limitations or restrictions on distributions by Global Growth Trust, Inc. to its shareholders.

Section 5.25 Reserved.

Section 5.26 Permits and Licenses. Borrower shall promptly obtain and comply with all necessary licenses, permits and approvals from and has satisfied the requirements of, all governmental entities necessary to (i) commence and complete construction of the Improvements and (ii) lease the Apartment Units.

Section 5.27 Guarantor Loan to Value Ratio and Liquidity. Borrower shall cause Guarantor to maintain Liquidity of no less than Forty Million Dollars ($40,000,000.00) at the time of testing and a maximum Guarantor Loan to Value Ratio not to exceed 0.30 to 1.0 at any time. Borrower shall notify Bank of the expiration or termination of the First Lien Credit Agreement or of any modification to the definition of Loan to Value Ratio in the First Lien Credit Agreement within five (5) days of the effective date of such expiration, termination or modification. In the event that the definition of Loan to Value Ratio in the First Lien Credit Agreement is modified or the First Lien Credit Agreement expires or is terminated, Bank shall have the right to either (i) reaffirm the Loan to Value Ratio as currently set forth in the First Lien Credit Agreement or (ii) adopt the new Loan to Value Ratio as set forth in any modified First Lien Credit Agreement or any new credit agreement that replaces the First Lien Credit Agreement; provided, however, any new loan to value ratio for the Guarantor shall not be for a lesser amount than the Loan to Value Ratio set forth above in the first sentence of this Section 5.27.

Section 5.28 Patriot Act. Borrower, Guarantor and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. Borrower shall deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming Borrower’s compliance with this Section.

Section 5.29 Related Party Transactions. Except for the General Contract, the Property Management Agreement and the agreement for the Development Fee, Borrower shall not enter into, or be a party to, any contract or other transaction with a Related Party unless the contract or other agreement therefore is terminable immediately at the election of Bank after the occurrence of an Event of Default and provided that (i) any amount payable by Borrower under any such contract or agreement with a Related Party is expressly made subordinate by Borrower and Related Party to Borrower’s payment Obligations under the Loan Documents, and (ii) the contract or transaction is not otherwise prohibited by this Agreement or any of the other Loan Documents.

Section 5.30 Leases. Except for any Residential Lease that meets the Qualified Leasing Requirements, Borrower shall not enter into any Lease, and shall not substantially modify, or terminate, any Lease unless (a) Bank shall have given its prior written consent thereto, and (b) such Lease is made subordinate to the lien, operation and effect of the Mortgage pursuant to a subordination, non-disturbance and attornment agreement satisfactory to Bank. Upon execution and delivery of any Lease, other than any Residential Lease that meets the Qualified Leasing Requirement, Borrower shall deliver to Bank a fully-executed copy thereof.

Section 5.31 Debt; Operations and Fundamental Changes of Borrower. Borrower:

(a) will not own any asset other than (i) the Project and (ii) incidental personal property necessary for the ownership, operation, management and financing of the Project;

(b) will not engage in any business other than the ownership, development, management, operation and sale of the Project and will conduct and operate its business in substantially the manner as presently conducted and operated;

(c) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Project;

(d) will not permit the Project or any portion thereof to secure any debt whatsoever (senior, subordinate or pari passu) other than the Loan;

(e) will not make any loans or advances to any third party (including any Affiliate or constituent party), and will not acquire obligations or securities of its Affiliates;

(f) will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from Borrower’s assets as the same shall become due;

(g) will do all things necessary to observe organizational formalities and preserve Borrower’s existence;

(h) will at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division or part of the other;

(i) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(j) will to the fullest extent permitted by law, not seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower; and

(k) except as otherwise permitted in this Agreement or any of the other Loan Documents, will not commingle its funds and other assets with those of any Affiliate or constituent party of Borrower or any other Person, and will hold all of its assets in its own name.

Section 5.32 Accessibility Regulation. Borrower shall comply with all Accessibility Regulations which are applicable to the Project. At any time, and from time to time, that there is an Event of Default which is continuing or Bank reasonably believes that the Project is or is likely to be in violation of the Accessibility Regulations, if Bank so requests, Borrower shall have any Accessibility Regulation compliance report heretofore provided by Borrower to Bank updated and/or amplified, at Borrower’ sole cost and expense, by the person or entity which prepared the same, or shall have such a report prepared for Bank, if none has previously been so provided.

Section 5.33 Hedging Transaction. Borrower may enter into a Hedging Transaction subject to the provisions of this Section. If Borrower elects to obtain a Hedging Transaction that is not a Bank-Provided Hedging Transaction, such Hedging Transaction shall be subject to: (i) Bank’s prior credit approval, and (ii) Bank’s receipt of a fully executed counterpart of such Hedging Transaction and the related Assignment of Hedging Transaction, consented to by the counterparty of such Hedging Transaction, which such Hedging Transaction shall be subordinate in all respects and at all times to the Obligations.

Section 5.34 Reserved.

ARTICLE VI

DEFAULTS

Section 6.1 Events of Default. Any of the following events shall constitute an Event of Default under this Agreement (each an “Event of Default”):

(a) Borrower shall default in any payment of principal or interest due according to the terms hereof or of the Note, and such default shall remain uncured for a period of five (5) days after the payment became due, provided, however, there is no cure period for payments due on the Maturity Date;

(b) Borrower shall default in the payment of fees or other amounts payable to Bank hereunder or under any other Loan Document other than as set forth in subsection (a) above, and such default continues unremedied for a period of ten (10) days after notice from Bank to Borrower thereof, provided, however, there shall not be any right to notice or cure under any Guaranty;

(c) Borrower shall default in the performance or observance of any agreement, covenant or condition required to be performed or observed by Borrower under the terms of this Agreement, or any other Loan Document, other than a default described elsewhere in this Section 6.1, and such default continues unremedied for a period of thirty (30) days after receipt of such notice from Bank to Borrower thereof; provided that, if cure cannot reasonably be effected within such 30-day period, such failure shall not be an event of default hereunder so long as Borrower promptly (in any event, within ten (10) days after such notice of default from Bank) commences cure, and thereafter diligently (in any event, within thirty (30) days after receipt of such notice of default from Bank) prosecutes such cure to completion; and provided further, however, that notwithstanding the 30-day cure period or extended cure period described above in this subparagraph (c), if a different notice or cure period is specified under any Loan Document or under any provision of the Loan Documents as to any such failure or breach, the specific Loan Document or provision shall control, and Borrower shall have no more time to cure the failure or breach than is allowed under the specific Loan Document or provision as to such failure or breach;

(d) Any representation or warranty made by Borrower in this Agreement or by Borrower or an Affiliate, or a Guarantor, if made in connection with the Loan, in any of the other Loan Documents, or in any certificate or document furnished under the terms of this Agreement or in connection with the Loan, shall be untrue or incomplete in any material respect when made or deemed made or restated hereunder;

(e) Borrower and/or Guarantor shall be in default under any term, covenant or condition of the Note or any of the other Loan Documents to which Borrower or Guarantor, as applicable, is a party, other than a default described elsewhere in this Section 6.1, after the expiration of any notice or grace period, if any, provided therein;

(f) Work on the Project once commenced shall be substantially abandoned, or shall, by reason of Borrower’s fault, be unreasonably delayed or discontinued for a period of thirty (30) consecutive days, or construction shall be delayed for any reason whatsoever to the extent that Completion cannot, in the reasonable judgment of Bank, be accomplished prior to the Completion Date;

(g) Any of Borrower, Guarantor or an Affiliate of either shall commit an act of bankruptcy; or shall apply for, consent to or permit the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or shall generally fail to, or admit in writing its inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its creditors; or shall give notice to any governmental body of insolvency or of pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and shall not be discharged within sixty (60) days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within sixty (60) days after the date of its filing;

(h) Guarantor shall dissolve, terminate or wind-up, or Guarantor shall consolidate or merge with any other Person and Bank has not consented in advance, in writing, to such consolidation or merger, which consent shall be in Bank’s sole discretion;

(i) Bank determines that the remaining undisbursed Loan proceeds are insufficient to fully pay all of the then unpaid costs of the Project and the estimated expenses of completion (including the applicable Reserves), and Borrower fails to either (i) deposit with Bank, within ten (10) Business Days following demand, sufficient funds to permit Bank to pay said excess costs as the same become payable or (ii) pay said excess costs directly and deliver to Bank unconditional mechanics’ lien waivers therefor (or paid receipts for non-lienable items), at Bank’s option;

(j) Bank determines that the aggregate outstanding principal balance of the Loan exceeds the Commitment and Borrower fails to pay to Bank, within three (3) Business Days following demand, sufficient funds to reduce the outstanding principal balance of the Loan to no greater than the Commitment;

(k) A default shall occur under any other loan or Indebtedness of Borrower and shall remain uncured after the expiration of any applicable notice or grace period;

(l) A default has been declared, which has not been timely cured within any applicable cure period, under any other loan or Indebtedness of Guarantor when the total amount of such loan or Indebtedness in default exceeds $10,000,000.00 (in the aggregate with all other loans or Indebtedness of Guarantor with respect to which a default has occurred and not been cured within any applicable cure period) ), or Guarantor fails to pay within ten (10) days after the later of (i) entry of any judgment or (ii) the final determination (A) on appeal of any judgment if appeal of the judgment is timely filed and execution thereon stayed pending the appeal or (B) in an action filed by Guarantor collaterally attacking the entry of a judgment and execution thereon is stayed pending the outcome of the action, even if such judgment is for $10,000,000.00 or less;

(m) default occurs in the performance of Borrower’s obligations in any of Section 5.9, 5.10, 5.11, 5.13, 5.16, 5.19, 5.21, 5.24, 5.27, 5.28, 5.29, 5.31, 5.32, or 5.33 hereof;

(n) Any of the representations or warranties of Guarantor in the Guaranty shall be untrue, incomplete or misleading in any material respect as of the date made;

(o) Any of the Guaranties or Indemnity, at any time and for any reason ceases to be in full force and effect;

(p) The General Contract shall be terminated by either party thereto or either party thereto shall fail to perform its obligations (after any applicable notice and cure period) under the General Contract;

(q) Guarantor fails to maintain in accordance with Section 5.27 of this Agreement (i) a minimum Liquidity of Forty Million Dollars ($40,000,000.00) at the time of testing or (ii) a Guarantor Loan to Value Ratio less than or equal to 0.30 to 1.0 at any time; and

(r) If any Event of Default occurs as defined under any Bank-Provided Hedging Transaction as to which Borrower (or its Affiliate or Guarantor) is the Defaulting Party, or if any Termination Event occurs under any Bank-Provided Hedging Transaction as to which Borrower (or its Affiliate or Guarantor) is an Affected Party. For purposes of this sub-section, the terms “Event of Default,” “Defaulting Party,” “Termination Event” and “Affected Party” have the meanings ascribed to them in the Bank-Provided Hedging Transaction.

Section 6.2 Additional Guarantor. Upon the occurrence of a Guarantor Default (defined below), Borrower shall have thirty (30) days after the date of such occurrence to provide an additional guarantor satisfactory to Bank, in Bank’s sole discretion, which additional guarantor shall guaranty and indemnify the Bank for the same obligations of the Guarantor, without regard to any defenses or claims that the Guarantor may claim or have against Bank, including Borrower and the additional guarantor entering into and delivering to Bank such guaranties, indemnities, legal opinions, resolutions, incumbency certificates, financial statements and related information and other items as required by Bank, all to be in form and substance satisfactory to Bank in Bank’s sole discretion, and Borrower shall pay and reimburse Bank for all of Bank’s costs and expenses, including, without limitation reasonable attorneys fees and expenses, that Bank may incur in connection therewith with all such documentation to be executed and delivered and payments made within such thirty (30) day period. In the event that Bank accepts the additional guarantor, all documentation is timely executed and delivered by Borrower and the additional guarantor and received by Bank, Bank receives any other items required by Bank, and all of Bank’s fees are timely paid by Borrower, then Bank shall permanently waive, as to the Guarantor, the Guarantor Default that triggered Borrower’s right to offer an additional guarantor. This right to provide an additional guarantor may only be exercised once by Borrower. Neither this right of Borrower to offer an additional guarantor nor Bank’s waiver of any Guarantor Default shall be construed in any way to (i) release the Guarantor from liability under any Guaranty or any of the other Loan Documents to which the Guarantor is a party, (ii) waive any right or remedy Bank may have against the Guarantor including, without limitation, the right to payment of the Obligations under the Agreement of Guaranty and Suretyship (Payment), the right to performance under the Agreement of Guaranty and Suretyship (Completion), the right to payment under the Recourse Carve-Out Guaranty and the right to payment and performance under the Indemnification Agreement, or (iii) extend any cure period of either Borrower or the Guarantor. In no event shall the waiver by Bank of any Guarantor Default be construed as a waiver of any obligation of the additional guarantor or of Borrower or a waiver of any other default by Borrower or any other guarantor except that the waiver by Bank of any Guarantor Default shall also be a waiver of the same default by the Guarantor under the other Loan Documents to the extent the same act or omission by the Guarantor was also a default under any other Loan Document. Borrower’s right to offer an additional guarantor shall be a one time right. Borrower shall have the obligation to pay and reimburse Bank for all of Bank’s costs and expenses, including, without limitation, reasonable attorneys fees and expenses, that Bank may incur in connection with such offered additional guarantor regardless of whether Bank accepts the offered additional guarantor. For the purposes of this Section 6.2, “Guarantor Default” shall mean any Event of Default by Guarantor under this Agreement or any other Loan Document and any one or more events of default under any of the Guaranties excluding an event of default arising from the failure of the Guarantor to pay any of the monetary obligations of the Guarantor under the Guaranties upon demand by Bank.

Section 6.3 Rights and Remedies. Upon the occurrence of an Event of Default, unless such Event of Default is subsequently waived in writing by Bank, Bank may exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a) make one or more Advances of Loan proceeds without liability to make any subsequent Advance;

(b) suspend the obligation of Bank to make Advances or issue letters of credit under this Agreement, without notice to Borrower;

(c) declare that the Commitment is terminated whereupon the Commitment shall terminate;

(d) declare the entire unpaid principal balance of the Note to be immediately due and payable, together with accrued and unpaid interest on such Advances, without notice to or demand on Borrower;

(e) exercise any or all remedies specified herein and in the other Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Mortgage, and/or any other remedies which it may have therefor at law, in equity or under statute;

(f) cure the Event of Default on behalf of Borrower, and, in doing so, enter upon the Project, and expend such sums as it may deem desirable, including reasonable attorneys’ fees, all of which shall be deemed to be Advances hereunder, even though causing the Loan to exceed the face amount of the Note, shall bear interest at the Default Rate provided herein and shall be payable by Borrower on demand; and/or

(g) Bank may declare an event of default under any agreement to which Bank and Borrower are parties, whether or not such agreement concerns the transactions contemplated by this Agreement, and may effectuate any remedies provided for in such agreement.

In addition to the other remedies set forth herein and in the other Loan Documents, Borrower hereby irrevocably authorizes Bank, at any time while an Event of Default continues, to set off any sum due to or incurred by Bank against all accounts, deposits and credits (including, without limitation, agency, custody, safekeeping, securities, investment, brokerage and revocable trust accounts and any of the Borrower’s other property in Bank’s possession) of Borrower with, and any and all claims of Borrower against, Bank or Bank’s affiliates. Such right shall exist whether or not Bank shall have made any demand hereunder or under any other Loan Document, whether or not said sums, or any part thereof, or deposits and credits held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Bank. Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify Borrower of its exercise of such setoff right; provided, however, that the failure of Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on Bank to all rights of banker’s lien, setoff and counterclaim available pursuant to law.

Section 6.4 Completion of Project by Bank. In addition, in case of the occurrence of an Event of Default specified in Section 6.l(f) hereof, or any Event of Default caused by, or which results in, Borrower’s failure, for any reason, to continue with the completion of the construction of the Improvements as required by this Agreement, then Bank may (but shall not be obligated to), in addition to, or in concert with, the other remedies referred to above, take over and complete such construction work in accordance with the Plans, with such changes therein as Bank may, in its discretion, deem appropriate, all at the risk, cost and expense of Borrower. Bank may assume or reject any contracts entered into by Borrower in connection with the Project, may enter into additional or different contracts for work, services, labor and materials required, in the judgment of Bank, to complete the Project, and may pay, compromise and settle all claims in connection with the construction of the Improvements. All sums, including reasonable attorneys’ fees, and charges or fees for supervision and inspection of the construction of the Improvements and for any other necessary or desirable purpose in the discretion of Bank expended by Bank in completing or attempting to complete the construction of the Improvements (whether aggregating more, or less, than the aggregate face amount of the Note), shall be deemed Advances made by Bank to Borrower hereunder, and Borrower shall be liable to Bank, on demand, for the payment of such sums, together with interest on such sums from the date of their expenditure at the rates provided herein. Bank may, in its discretion, at any time abandon work on the Project, after having commenced such work, and may recommence such work at any time, it being understood that nothing in this Section shall impose any obligation on Bank either to complete or not to complete the construction of the Improvements. For the purpose of carrying out the provisions of this section, Borrower irrevocably appoints Bank its attorney-in-fact, with full power of substitution, to execute and deliver all such documents, to pay and receive such funds, and to take such action as may be necessary, in the judgment of Bank, to complete the Project. This power of attorney is coupled with an interest and is irrevocable. Bank, however, shall have no obligation to undertake any of the foregoing, and, if Bank does undertake any of the same, it shall have no liability for the adequacy, sufficiency or completion thereof.

Section 6.5 [Reserved].

ARTICLE VII

INTEREST, FEES AND EXPENSES

Section 7.1 Interest; Fees; and Expenses.

(a) Included in the Loan are amounts for Interest Reserve. Borrower hereby authorizes Bank to disburse the Interest Reserve to pay interest accrued on the Note and all other expenses and fees directly to the party to whom such payment is owed as set forth in this Article VII. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization to Bank to make such advances provided for in this Article VII, and no further authorization from Borrower shall be necessary to warrant such direct advances, and all such direct advances shall be secured by the Mortgage as if made directly by Borrower.

(b) Bank in its sole discretion may (but shall not be obligated to do so) make such disbursements authorized under this Article VII notwithstanding that an Event of Default exists under the terms of this Agreement or any other Loan Document. Such disbursements shall constitute an Advance and be added to the principal balance of the Note, and the Bank shall make the applicable Advances to fund any such disbursements. The authorization hereby granted is irrevocable, and no further direction or authorization from Borrower is necessary for Bank to make such disbursements. Nothing contained in this Article VII shall require Bank to disburse Loan proceeds to pay for any of the items set forth in subsection (a) above if the other conditions set forth in this Agreement for Advances are not satisfied.

Section 7.2 Authorization to Make Loan Advances to Cure Borrower’s Defaults. If an Event of Default shall occur, Bank (subject to the provisions of this Article VII) may (but shall not be required to) perform any of such covenants and agreements with respect to which Borrower is in Default. Any amounts expended by Bank in so doing and any amounts expended by Bank in connection therewith shall constitute an Advance and be added to the outstanding principal amount of the Loan, and the Bank shall make the applicable Advances to fund any such disbursements. The authorization hereby granted is irrevocable, and no prior notice to or further direction or authorization from Borrower is necessary for Bank to make such disbursements.

ARTICLE VIII

[RESERVED]

ARTICLE IX

MISCELLANEOUS

Section 9.1 Waiver and Amendment. No failure on the part of Bank or the holder of the Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to Bank hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on either party hereunder not required hereunder or under the Note or any other Loan Document shall in any event entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Bank, the holder of the Note or Borrower to any other or further action in any circumstances without notice or demand.

No amendment, waiver or consent shall affect the rights or duties of Bank under this Agreement or any other Loan Document unless it is in writing and signed by Bank.

Section 9.2 Expenses and Indemnities.

(a) Loan Documents. Borrower shall also pay all costs and expenses of Bank and Borrower in connection with the Project, the preparation and review of the Loan Documents and the making, closing, administration, amendment, repayment and/or transfer of the Loan, including but not limited to the reasonable fees of Bank’s attorneys, the fees for Bank’s internal review of the Initial Appraisal, including such fees for subsequent updates or additional appraisals, the fees for Bank’s internal review of the Environmental Audit and/or any subsequent environmental report or up-date thereto, the fees of the Inspecting Architect and Bank’s other Consultants, appraisal fees, costs of environmental studies and reports, title insurance costs, the cost of any loan brokerage fees, disbursement expenses, the cost of any credit and/or audit investigations (including, without limitation, any Troy Reports) and all other costs and expenses payable to third parties incurred by Bank or Borrower in connection with the Loan. Such costs and expenses shall be so paid by Borrower whether or not the Loan is fully advanced or disbursed. Borrower agrees to pay and reimburse Bank upon demand for all reasonable expenses paid or incurred by Bank (including reasonable fees and expenses of legal counsel) in connection with the collection and enforcement of the Loan Documents, or any of them. Borrower agrees to pay, and save Bank harmless from all liability for, any mortgage registration, mortgage recording, transfer, recording, stamp, or similar tax or other charge due to any governmental entity, which may be payable with respect to the execution or delivery of the Loan Documents. Borrower agrees to indemnify Bank and hold it harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making the Loan or disbursing the proceeds thereof except for losses or expenses caused by Bank’s gross negligence or willful misconduct.

(b) General Indemnity. In consideration of the Commitment, Borrower further agrees to indemnify and defend Bank and its directors, officers, agents and employees (the “Indemnified Parties”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, deficiencies, interest, judgments, costs or expenses incurred by them or any of them, including, but without limitation, amounts paid in settlement, court costs, and reasonable fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceeding, arising out of or by reason of any investigation, litigation or other proceeding brought or threatened, arising out of or by reason of their execution of any Loan Document and the transaction contemplated thereby, including, but not limited to, any use effected or proposed to be effected by Borrower of the proceeds of the Loan, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the relevant Indemnified Party. Any Indemnified Party seeking indemnification under this Section will notify Borrower of any event requiring indemnification within thirty (30) Business Days following such Indemnified Party’s receipt of notice of commencement of any action or proceeding, or such Indemnified Party’s obtaining knowledge of the occurrence of any other event, giving rise to a claim for indemnification hereunder. Borrower will be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding or to participate in any negotiations to settle or otherwise resolve any claim using counsel of its choice; provided that:

(i) Borrower notifies such Indemnified Party in writing that Borrower will indemnify such Indemnified Party from and against the relevant claim;

(ii) such counsel is reasonably satisfactory to such Indemnified Party;

(iii) such claim involves only money damages and does not seek an injunction or other equitable relief;

(iv) if such Indemnified Party is the Bank, settlement of, or an adverse judgment with respect to, such claim is not, in the good faith judgment of such Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of such Indemnified Party;

(v) Borrower conducts the defense of such claim actively and diligently;

(vi) no conflict of interest has arisen which would prevent counsel for Borrower from also representing such Indemnified Party because the defendants in any action include both such Indemnified Party and Borrower; and

(vii) Borrower will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of such Indemnified Party (not to be withheld unreasonably).

So long as Borrower has assumed the defense of such claim and is conducting such defense in accordance with the foregoing, such Indemnified Party: (x) may retain separate co-counsel at its sole cost and expense and participate in the defense of such claim; and (y) will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of Borrower with respect to such claim (not to be withheld unreasonably).

If Borrower fails to assume such defense or, after doing so, Borrower fails to satisfy any of the above conditions to Borrower’s defense, such Indemnified Party (and its counsel) may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may reasonably deem appropriate (and such Indemnified Party need not consult with, or obtain any consent from, Borrower in connection therewith) and Borrower will reimburse such Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys’ fees and expenses) and Borrower will remain responsible for any loss which such Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim to the fullest extent provided for and required by this Agreement.

Section 9.3 Binding Effect; Waivers; Cumulative Rights and Remedies. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, that neither this Agreement nor the proceeds of the Loan may be assigned by Borrower voluntarily, by operation of law or otherwise, without the prior written consent Bank. No delay on the part of Bank in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which shall be continuing. The rights and remedies of Bank specified in this Agreement shall be in addition to, and not exclusive of, any other rights and remedies which Bank would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Bank’s rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

Section 9.4 Incorporation By Reference. Borrower agrees that until this Agreement is terminated by the repayment to Bank of all principal and interest due and owing on the Note and other sums due and owing pursuant to the other Loan Documents, the Note and the other Loan Documents shall be made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth in and made a part of the Note and the other Loan Documents. In the event of a conflict between any of the Loan Documents and the provisions of this Agreement, this Agreement shall be controlling.

Section 9.5 Survival. All agreements, representations and warranties made in this Agreement shall survive the execution of this Agreement, the making of the Advances by Bank, and the execution of the other Loan Documents, and shall continue until Bank receive payment in full of all of the Obligations and the Indebtedness of Borrower incurred under this Agreement and under the other Loan Documents (including, without limitation, all amounts due under any Bank-Provided Hedging Transaction).

Section 9.6 Governing Law; Waiver of Jury Trial; Jurisdiction. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

TO THE EXTENT ENFORCEABLE UNDER APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NORTH CAROLINA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NORTH CAROLINA, (C) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF BANK TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.

Section 9.8 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by (a) registered or certified mail, postage prepaid, return receipt requested, (b) Federal Express, UPS or another reputable overnight courier, or (c) by hand by commercial courier service, addressed to the party to be so notified at its address set forth opposite its signature, below, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 9.8. Any Notice shall be deemed to have been received: (i) three (3) days after the date such Notice is mailed, (ii) on the date of delivery by hand (or refusal to accept such delivery) if delivered during business hours on a Business Day (otherwise on the next Business Day), and/or (iii) on the next Business Day if sent by an overnight commercial courier. Notices shall be deemed effective if given by counsel to either party, as if given directly by such party.

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days prior written notice of such change to the other parties in accordance with the provisions of this Section 9.8. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.

Section 9.9 Bank’s Sign. Bank may, if it so desires and upon the consent of Borrower which will not be unreasonably withheld, delayed or conditioned, place a sign of reasonable size on the Land, and in accordance with Governmental Regulations, at Bank’s expense, or otherwise publicize that the Bank is providing financing for the Project.

Section 9.10 No Third Party Reliance. No third party shall be entitled to rely upon this Agreement or to have any of the benefits of Bank’s interest hereunder, unless such third party is an express assignee of all or a portion of Bank’s interest hereunder.

Section 9.11 Sale of Loan or Participations. Borrower agrees that Bank may elect, at any time, both before and/or after the occurrence of an Event of Default, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities of any type and any nature, irrespective of the financial status of the entity, at Bank’s sole discretion, without any notice to or consent from Borrower. Borrower further agrees that Bank may, without any notice to or consent from Borrower, disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Bank with respect to: (a) the Project and Improvements and its operation; (b) any party connected with the Loan (including, without limitation, the Borrower, any partner of Borrower, any constituent partner or member of Borrower and Guarantor); and/or (c) any lending relationship other than the Loan which Bank may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Bank and the parties to such transaction shall share in the rights and obligations of Bank as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Bank, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, Bank may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from its obligations thereunder.

In the event Bank shall sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, Bank shall give Borrower notice thereof; provided, however, that Bank shall have no liability to Borrower, Guarantor or any other Person for failure to provide such notice.

Section 9.12 Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

Section 9.13 No Oral Modifications. No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

Section 9.14 Captions. The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

Section 9.15 Borrower-Bank Relationship. The relationship between Borrower and Bank created hereby and by the other Loan Documents shall be that of a borrower and a lender only, and in no event shall Bank be deemed to be a partner of, or a joint venturer with, Borrower.

Section 9.16 Joint and Several Liability. If there is more than one (1) party to this Agreement who is a borrower under this Agreement, then each of said individuals and/or entities shall be jointly and severally liable for each covenant, agreement, representation and warranty of Borrower hereunder.

Section 9.17 Attorney’s Fees. All references to attorneys’ fees in this Loan Agreement and all other Loan Documents shall mean and refer to such attorneys’ actual, reasonable fees based on such attorneys’ standard hourly rates and shall not refer to any statutory presumption of reasonable attorneys’ fees, including, without limitation, N.C.G.S. § 6-21.2.

ARTICLE X

Section 10.1 Guarantor Replacement. Prior to the occurrence of an act or omission that with the giving of notice or the passage of time (including cure periods) would be either (i) an Event of Default by Borrower under any of the Loan Documents, or (ii) an event of default under any of the Loan Documents by the Guarantor, Borrower shall have the right to propose to Bank a replacement guarantor satisfactory to Bank, in Bank’s sole discretion, which replacement guarantor shall guaranty and indemnify the Bank for the same obligations of the Guarantor, without regard to any defenses or claims that the Guarantor may claim or have against Bank, including Borrower and Guarantor entering into and delivering to Bank, such guaranties, indemnities, legal opinions, resolutions, incumbency certificates, financial statements and related information and other items as required by Bank, all to be in form and substance satisfactory to Bank in Bank’s sole discretion, and Borrower shall pay and reimburse Bank for all of Bank’s costs and expenses, including, without limitation, reasonable attorneys fees and expenses, that Bank may incur in connection therewith. After acceptance of such replacement guarantor by Bank, the receipt of such executed documents and other items by Bank and payment by Borrower to Bank of such expenses, Bank shall release the Guarantor. Borrower hereby agrees to such release and agrees that such release shall not relieve Borrower of any obligation Borrower has under any of the Loan Documents. Borrower’s right to offer a replacement guarantor shall be a one time right. Borrower shall have the obligation to pay and reimburse Bank for all of Bank’s costs and expenses, including, without limitation, reasonable attorneys fees and expenses, that Bank may incur in connection such offered replacement guarantor regardless of whether Bank accepts the offered replacement guarantor.

[Signature page follows]

[Signature page 1 of 2 of Construction Loan Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BORROWER:

	GGT CRESCENT CROSSTOWN FL VENTURE, LLC, a Delaware limited liability company					(SEAL)

	By:	Crescent Crosstown II, LLC,
		a Delaware limited liability company				(SEAL)
its Operating Member

		By:	Crescent Multifamily Holdings, LLC,
			a Delaware limited liability company			(SEAL)
its sole member and manager

			By:		Crescent Resources, LLC,
a Georgia limited liability company its sole member

				By:	Brian J. Natwick	(SEAL)
Brian J. Natwick,
President Multifamily Division

Address for notices:
227 West Trade Street
Suite 1000
Charlotte, North Carolina 28202
With a copy to:

Sanford H. Zatcoff

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway, Suite 1800

Atlanta, GA 30339-5911

Davette Harper

227 West Trade Street

Suite 1000

Charlotte, North Carolina 28202

GGT Crescent Crosstown Holdings, LLC

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

GGT Crescent Crosstown Holdings, LLC

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Attention: Holly J. Greer, General Counsel

Lowndes, Drosdick, Doster, Kantor & Reed,P.A.

450 South Orange Avenue, Suite 800

Orlando, Florida 32801

Attention: Joaquin E. Martinez, Esq.

Attention: Steven D. Shackelford, Chief Financial Officer

[Signature page 2 of 2 of Construction Loan Agreement]

BANK:

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Richard Knight	SEAL)
Richard Knight
Senior Vice President

Address for notices:

214 N. Tryon Street, 30th Floor

Charlotte, North Carolina 28202

Attention: Commercial Real Estate

With a copy to:

William F. Potts, Jr.

McGuireWoods LLP

201 N. Tryon Street, Suite 3000

Charlotte, North Carolina 28202

EXHIBIT A

Form of Approved Residential Lease

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT B-1

Draw Request Form

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT B-2

Draw Request Certification

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT B-3

Borrower’s Letter of Request

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT B-4

BUDGET

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT B-5

CONTRACTOR PARTIAL LIEN RELEASE

(TO BE SUBMITTED WITH EACH APPLICATION FOR PAYMENT)

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT C

[Reserved]

EXHIBIT D

Legal Description

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT E

[Reserved]

EXHIBIT F

Sworn Construction Cost Statement

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT G

STANDARD INSURANCE REQUIREMENTS

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT H

Ownership Chart

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT I

GUARANTOR LOAN TO VALUE RATIO AND

LIQUIDITY COMPLIANCE CERTIFICATE

[Omitted as not necessary for an understanding of the agreement]